AGREEMENT FOR DELIVERY AND SALE OF RAW SUGAR


                           between


         HAWAIIAN SUGAR TRANSPIRATION COMPANY, INC.


                             and


            CALIFORNIA AND HAWAIIAN SUGAR COMPANY



                      TABLE OF CONTENTS



Page

ARTICLE I - DEFINITIONS                          1

     SECTION 1.01 CERTAIN DEFINED TERMS          1

ARTICLE II - PURCHASE AND SALE OF RAW SUGAR

     SECTION 2.01 GENERAL                        4
     SECTION 2.02 AIEA REFINERY REQUIREMENT      5
     SECTION 2.03 PLACEMENT OF SUGAR
                  UNDER LOAN                     5

ARTICLE III - SUGAR PRICING                      5

     SECTION 3.01 BASIS PRICE                    5
     SECTION 3.02 ADJUSTMENTS TO BASIS PRICE     5
     SECTION 3.03 NO. 14 CONTRACT NO LONGER
                  REPRESENTATIVE                 6
     SECTION 3.04 PAYMENT FOR RAW SUGAR          7
     SECTION 3.05 LATE PAYMENTS                  7
     SECTION 3.06 CASH ADVANCES                  7
     SECTION 3.07 PRICING FOR SUGAR DELIVERED
                  TO THIRD PARTY REFINERS        7

ARTICLE IV - DELIVERY OF SUGAR                   9

     SECTION 4.01 PLACE OF DELIVERY              9
     SECTION 4.02 SCHEDULE OF DELIVERIES        10
     SECTION 4.03 GENERAL TERMS OF SHIPPING     11

ARTICLE V - DISCHARGE OF VESSEL AT CROCKETT
            REFINERY                            12

     SECTION 5.01 NOTICE OF READINESS           12
     SECTION 5.02 DISCHARGE OF VESSEL           12
     SECTION 5.03 CHARGES CONNECTED WITH
                  DISCHARGE AT THE
                  CROCKETT REFINERY             13
     SECTION 5.04 SETTLEMENT WITH DELIVERY
                  VESSEL                        14
     SECTION 5.05 MAINTENANCE OF DOCKS          14

ARTICLE VI-WEIGHING AND QUALITY DETERMINATIONS  15

     SECTION 6.01 WEIGHT                        15
     SECTION 6.02 TRANSFER OF TITLE AND
                  RISK OF LOSS                  15
     SECTION 6.03 SAMPLING AND TESTING
                  PROCEDURES                    15
     SECTION 6.04 QUALITY PREMIUMS AND
                  DISCOUNTS                     16

ARTICLE VII - EXCUSE FROM PERFORMANCE AND
              TERMINATION                       17

     SECTION 7.01 FORCE MAJEURE                 17
     SECTION 7.02 EVENTS OF DEFAULT             19
     SECTION 7.03 DEFAULTS UNDER STANDARD
                  SUGAR MARKETING CONTRACTS     20

ARTICLE VIII - MISCELLANEOUS                    21

     SECTION 8.01 ARBITRATION                   22
     SECTION 8.02 INTERPRETATION OF
                  AGREEMENT                     23
     SECTION 8.03 ENTIRE AGREEMENT              24
     SECTION 8.04 NOTICES                       24
     SECTION 8.05 AMENDMENT                     24
     SECTION 8.06 NO STRICT CONSTRUCTIONS       24
     SECTION 8.07 SUCCESSORS AND ASSIGNS        24
     SECTION 8.08 SEVERABILITY                  24
     SECTION 8.09 FURTHURING ASSURANCES         24
     SECTION 8.10 GOVERNING LAW                 24
     SECTION 8.11 COUNTERPARTS                  25

      AGREEMENT FOR THE DELIVERY AND SALE OF RAW SUGAR


      THIS AGREEMENT FOR THE DELIVERY AND SALE OF RAW SUGAR, (this "Agreement"), dated as of June 4, 1993 is made between Hawaiian Sugar Transportation Company, Inc., and agricultural association organized under the laws of the State of Hawaii ("Seller"), and California and Hawaiian Sugar Company, a California corporation ("Buyer").


                          RECITALS

      WHEREAS, concurrently herewith, Seller is entering into contracts for the supply and marketing of raw sugar with certain of the present growers of sugarcane in Hawaii;

      WHEREAS, Buyer desires to contract for a supply of raw sugar for processing at its raw sugar refineries located at Crockett, California and at Aiea, Oahu, Hawaii;

      WHEREAS, Seller desires to sell and deliver, and Buyer desires to purchase and receive raw sugar form Seller on the terms and conditions set forth below;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, Seller and Buyer agree as follows:

                          ARTICLE I
                         DEFINITIONS

     SECTION 1.01 CERTAIN DEFINED TERMS.

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Adjusted Basis Price" shall have the meaning set forth in Secion 3.02(a).

      "Aiea Quality Raw Sugar" shall mean raw centrifugal cane sugar produced from sugarcane grown in Hawaii, with a polarization of not less than 99.1 degrees, whole raw color of not more than 1200 ICUMSA color units at a pH of 7, ash of not more than 0.25%, dextran of not more than 100 mau and starch of not more than 150 ppm.

      "Aiea Refinery" shall mean the sugar refinery located at Aiea Hawaii which heretofore has been owned and operated by Buyer and the liquid sugar refining facility to be constructed by Buyer at Aiea, Hawaii adjacent to the existing sugar refinery.

     "Arbitrators" shall have the meaning set forth in Section
8.01(a).

      "Available Quantity of Raw Sugar" shall have the meaning set forth in Section 4.02.

     "Basis Price" shall have the meaning set forth in Section
3.01.

      "Bills  of Lading" with respect to any delivery  of  Raw
Sugar hereunder, shall mean the bills of lading or dock receipts, issued in connection with such delivery.

     "Buyer" shall have the meaning set forth in the preamble.

      "Business Days" shall mean any day on which commercial banks in San Francisco, California and Honolulu, Hawaii are required by law to be open for business.

     "Commercial Pounds" shall mean the actual physical weight in pounds, avoirdupois.

     "Crockett Refinery" shall mean the sugar refinery located in Crockett, California, which heretofore has been owned and operated by C&H.

      "Date of Arrival" shall mean (i) for a shipment of Raw Sugar to the Crockett Refinery, the date on which a Vessel tenders its Notice of Readiness in accordance with Section 5.01(a),and (ii) for a shipment of Raw Sugar to the Aiea Refinery, the last Market Day of the calendar week within which the shipment is delivered to the Aiea Refinery.

      "Delivery Schedule" for any period hereunder, shall mean the schedule of deliveries of Raw Sugar for such period established pursuant to the terms of Section 4.02.

      "Despatch  Amount" shall have the meaning set  forth  in
Section 5.03(a).

     "Domino" shall mean Domino Sugar Company, which, together with C&H is a party to the Domino Agreement.

      "Domino Agreement" shall mean the Agreement for the sale of Raw Sugar dated as of June 22, 1987 between C&H and Amstar Sugar Corporation (now know as Domino), as amended by a letter agreement between such parties dated August 6, 1990, as amended.

      "Estimated  Value" shall have the meaning set  forth  in
Section 3.04(a).

      "Event  of Default" shall have the meaning set forth  in
Section 7.02.

      "Event of Force Majeure" shall mean an event that causes a permanent or temporary interruption in, on the one hand, the sale and delivery of Raw Sugar hereunder by Seller, or on the other hand, the purchase and receipt of Raw Sugar hereunder by Buyer, which is beyond the reasonable control of Seller or Buyer, respectively, and, except as to subparts (a), (b), and
(c), of this definition, could not, by the exercise of due diligence, have been avoided by Seller or Buyer, respectively, and shall include, without limitation:

                  (a)   an  act  of  God,  including,  without
     limitation, fire, flood, earthquake, landslide, storm, hurricane, epidemic, typhoon, and influx of pests, or similar occurrence;

                  (b)   war  whether declared  or  undeclared,
     blockade, port closing, revolution, insurrection, civil disturbances, sabotage, or acts of public enemies;

           (c) strike, boycott, lockout or other labor disturbance;

           (d) explosion, breakage or other damage to or failure or breakdown of facilities or equipment related to, in the case of Seller, the storage or transportation of Raw Sugar (including the loss or substantial impairment of the sugar delivery Vessels owned, controlled or regularly employed under this Agreement by Seller), or, in the case of Buyer, the storage or refining of Raw Sugar at the Crockett Refinery or the Aiea Refinery;

            (e) power failure, unavailability of ocean transportation, shortage or lack of water, fuel or materials resulting from another Event of Force Majeure or the acts or omissions of a person or entity not under the control or direction of Seller or Buyer, as the case may be;

           (f) an order, judgment, ruling, decision or other act or failure to act of any governmental, civil or military or judicial authority, including, without limitation, any adoption of, or change in, any law, regulation or other legal requirement; and

           (g) as to Seller, an event of Force Majeure under any Standard Sugar Marketing Contract as provided for at
     Section 7.01(a)(iii).

           "Exchange"  shall mean the Coffee,  Sugar  &  Cocoa
     Exchange.

           "Final Net Price" shall have the meaning set forth in Section 3.02(b).

           "Final Invoice Amount" shall have the meaning set forth in Section 3.04(c).

      "Fine Cleaning" shall refer to that stage of the Vessel discharging procedures normally and customarily employed at the Crockett Refinery in which shovels and brooms are used to discharge the Raw Sugar from a Vessel, but shall not include the washing down or cleaning of a Vessel.

      "Hawaii Growers" shall mean the growers of sugarcane in Hawaii who have entered into or hereafter enter into a Standard Sugar Marketing Contract or other agreement with Seller for the delivery of Raw Sugar to Seller, and the successors and assigns of such growers.

      "Hawaii Terminal Facilities" shall mean each of the  Raw
Sugar storage facilities in Hawaii used by the Seller to store
Raw Sugar.

      "Jones Act Vessel" shall mean an ocean transportation vessel which shall meet and comply with the requirements of the Jones Act, 46 U.S.C. 688.

      "Long  Tons,  Commercial" shall  mean  2,240  Commercial
Pounds.

      "Market Day" shall mean any day on which the Exchange is open for the trading of commodity futures contracts.

     "Nearest Futures Month" for any date shall mean the first succeeding month, from the month in which such date occurs, for which a No. 14 Contract is traded on the Exchange.

     "No.11 Contract" shall mean the Sugar No. 11 Contract, as its terms may be amended from time to time, which is traded on the Exchange.

     "No.14 Contract" shall mean the Sugar No. 14 Contract, as its terms may be amended from time to time, which is traded on the Exchange.

     "Notice of Readiness" shall have the meaning set forth in
Section 5.01.

      "Outturn  Weight" shall have the meaning  set  forth  in
Section 6.01

      "Price  Discount" shall have the meaning  set  forth  in
Section 3.02(c).

      "Prime Rate" shall mean the "prime or "base" rate announced from time to time by Bank of America N.T. & S.A. at its principal office in San Francisco, California in respect of 90-day loans to its corporate borrowers.

      "Pro Forma Invoice Amount" shall have the meaning set forth in Section 3.04(a).

      "Raw Sugar" shall mean raw centrifugal cane sugar which polarizes at not less than 94 degrees and during such periods as sugar may be processed or consumed only under a quota or allotment plan decreed by any United States government department or agency, then Raw Sugar shall include only sugar that may be processed and consumed without penalty on the date of delivery to Buyer.

      "Raw Value" of any quantity of Raw Sugar shall mean its equivalent in terms of ordinary commercial raw sugar testing 96 degrees by the polariscope. The conversion is to be done for Raw Sugar testing more than 92 degrees by the polariscope by multiplying (i) the number of pounds, avoirdupois, thereof by (ii) the quantity obtained by adding (A) 0.93 to (B) the quantity obtained by multiplying 0.0175 by the number of degrees and fractions of a degree of polarization above 92 degrees for such Raw Sugar.

      "Seller" shall have the meaning set forth in the preamble.

      "Settlement Price" shall mean the closing settlement price for any commodity futures contract set at the end of trading on any Market Day by the Exchange for such commodity futures contract.

      "Standard Sugar Marketing Contracts" shall mean any contract between Seller and a Hawaii Grower under which Seller is to acquire or market sugar of Hawaiian origin.

      "Stand-By  Fee"  shall have the  meaning  set  forth  at
Section 7.01(b)(iii).

      "STRV" shall mean short tons, Raw Value of 2,000 pounds, avoidupois.

      "Standard Quality" shall refer to Raw Sugar within the quality ranges set forth in Exhibit D.

      "Sugar Price Support Programs" shall mean any program of the United States government, presently in effect or hereafter enacted, which, as its primary purpose, provides an economic subsidy and/or price support or other similar form of support to U.S. domestic growers of sugarcane.

      "Vessel" (i) in the case of a delivery of Raw Sugar to the Crockett Refinery, shall mean a ship that is capable of efficient discharge with Buyer's current discharging equipment and procedures, that meets with Buyer's approval, which shall not be unreasonably withheld, and that meets or exceeds the requirements of the Bulk Sugar Charter U.S.A.-April 1962 as amended from time to time and subject to such conditions as the Board of Managers of the Exchange may from time to time determine are appropriate to make such charter fair and equitable and, (ii) in the case of a delivery to the Aiea Refinery, any vehicle. Without limiting the foregoing, the MOKU PAHU and the SUGAR ISLANDER as well as any other vessel that can be discharged at rates and efficiencies at least equal to those such vessels, shall be deemed a "Vessel" for purposes of this Agreement.


                         ARTICLE II
               PURCHASE AND SALE OF RAW SUGAR

     SECTION 2.01 GENERAL

      Seller agrees to sell and deliver, except as provided in
Section 2.03, and Buyer agrees to purchase and receive all Raw Sugar received by Seller under Standard Sugar Marketing Contracts or otherwise from the Hawaii Growers for a period commencing on June 4, 1993 and ending on June 3, 2003. The parties agree that any Raw Sugar delivered to the Hawaii
Terminal Facilities on or prior to June 3, 2003 shall be subject to the terms of this Agreement. However, Seller shall have no liability under this Agreement for failing to deliver or sell Raw Sugar if such failure arises from a default by any of the Hawaii Growers under the terms of the Standard Sugar Marketing Contracts. Furthermore, nothing in this Agreement shall obligate either Seller or any of the Hawaii Growers to cultivate sugarcane or produce Raw Sugar for sale to Buyer.

     SECTION 2.02 AIEA REFINERY REQUIREMENTS

      Seller shall sell and deliver to Buyer at the Aiea Refinery Buyer's requirements for Aiea Quality Raw Sugar, up to a maximum of 40,000 STRV of Aiea Quality Raw Sugar in each calendar year beginning with the 1994 calendar year, provided, however, that Seller shall have no obligation to deliver more Aiea Quality Raw Sugar to Buyer than that received by Seller from the Hawaii Growers and provided further that nothing herein shall require Seller or any of the Hawaii Growers to cultivate sugarcane or produce Aiea Quality Raw Sugar. Unless directed or agreed in writing by Buyer only Aiea Quality Raw Sugar shall be delivered to the Aiea Refinery.

     SECTION 2.03 PLACEMENT OF SUGAR UNDER LOAN

      Nothwithstanding Section 2.01, in each calendar year hereunder Seller shall be permitted to place up to 5% of the Raw Sugar received by Seller within such year under loan in accordance with the terms of the existing or any future Sugar Price Support Programs, with the express right, in Seller's sole discretion, to forfeit such Raw Sugar to the U.S. government agency administering such loan programs (which as of the date of this Agreement is the Commodity Credit Corporation) in lieu of repayment of such loan. To the extent that Seller or any Hawaii Grower shall forfeit Raw Sugar to any U.S. government agency as provided for herein, there shall be no requirement to sell and deliver or replace the forfeited Raw Sugar to Buyer; provided, however, that nothing in this
Section 2.03 shall relieve Seller of its obligations under Sections 2.02 and 4.02.




                         ARTICLE III
                        SUGAR PRICING

     SECTION 3.01 BASIS PRICE

      (a) With respect to each shipment of Raw Sugar delivered by Seller to Buyer at the Crockett Refinery hereunder, a basis price ("Basis Price") shall be established for each Commercial Pound of Raw Sugar equal to the simple average of the daily Settlement Prices for the No. 14 Contract, for the Nearest Futures Month, for each of the fifteen (15) consecutive Market Days immediately preceding and including the Date of Arrival of the delivery Vessel at Buyer's Crockett Refinery or, if the Date of Arrival is not a Market Day, the next succeeding Market Day.

      (b) With respect to each shipment of Raw Sugar delivered by Seller to Buyer at the Aiea Refinery, a basis price ("Basis Price") shall be established for each Commercial Pound of Raw Sugar equal to the simple average of the daily Settlement Prices for the No. 14 Contract, for the Nearest Futures Month, for each of the fifteen (15) consecutive market Days immediately preceding and including the Date of Arrival of Seller's delivery Vessel at Buyer's Aiea Refinery.

      (c) All Basis Prices shall be calculated to the nearest one-thousandth of a cent ($.00001) per Commercial Pound.

     SECTION 3.02 ADJUSTMENT TO BASIS PRICE

      (a) The "Adjusted Basis Price" with respect to each shipment of Raw Sugar delivered by Seller to Buyer at the Aiea Refinery or the Crockett Refinery shall be equal to the Basis Price less the sum of (i) the Price Discount, (ii) the despatch rate set forth in Section 5.03(a)(i), and (iii) the stevedoring rate as determined pursuant to Section 5.03(b).

      (b) The "Final Net Price" with respect to each shipment of Raw Sugar delivered by Seller to Buyer at the Aiea Refinery or the Crockett Refinery shall be equal to the Basis Price:
(i) increased or decreased, as the case may be, by the net quality premium or discount calculated pursuant to the terms of Section 6.04, and following such adjustment, (ii) decreased by the Price Discount, and, following such adjustments, (iii) with respect to (a) Raw Sugar delivered to the Crockett Refinery, increased or decreased, as the case may be, by the net amount per Commercial Pound of the charges relating to discharge of the delivery Vessel calculated pursuant to the terms of Section 5.03 and (b) Raw Sugar delivered to the Aiea Refinery, decreased by the sum of the despatch rate plus the stevedoring rate determined pursuant to Section 5.03(b). Examples of the calculation of the Final Net Price are set forth in Schedule 1.

      (c) The "Price Discount" shall be equal to $.0125 per Commercial Pound, unless during any calendar year beginning on or after January 1, 1994 Seller shall deliver in excess of 550,000 STRC of Raw Sugar at which time the Price Discount shall be reduced to $.0075 per Commercial Pound, for all Raw Sugar delivered to Buyer in excess of 550,000 STRV during such calendar year, up to 750,000 STRV; provided, however, that for any calendar year beginning on or after January 1, 1994 during which Hamakua Sugar Company produces Raw Sugar, the 550,000 STRV threshold shall be increased by the number of tons of Raw Sugar delivered by Hamakua Sugar Company to Seller for purposes of determining when the Price Discount shall be reduced to $.0075 per Commercial Pound and provided, further that for any calendar year beginning on or after January 1, 1994 in which Alexander and Baldwin, Inc., or any subsidiary thereof (collectively, "A&B") delivers Raw Sugar to any person(s) other than Seller, the 550,000 STRV threshold as otherwise adjusted pursuant to this Section shall be reduced by the number of tons of Raw Sugar delivered by A&B to such person(s). The Price Discount for Raw Sugar delivered by Seller to Buyer in excess of 750,000 STRV in any calendar year shall be $.0125 per Commercial Pound.

     SECTION 3.03   NO. 14 CONTRACT NO LONGER REPRESENTATIVE

     (a) If at any time during the term of this Agreement, the No. 14 Contract price no longer represents the U.S. duty-paid, domestic price of Raw Sugar, the parties may agree that any Raw Sugar which remains unpriced hereunder shall be priced by using (i) the No. 11 Contract rules, adjusted as required to reflect the U.S. duty-paid, domestic price of Raw Sugar, (ii) any successor contract to the No. 14 Contract which Seller and Buyer mutually agree represents the U.S. duty-paid, domestic price for Raw Sugar as of such date, or (iii) such other pricing mechanism as may be mutually acceptable to both Buyer and Seller.

      (b) If, after good faith negotiations, Seller and Buyer are unable to agree upon whether the No. 14 Contract continues to represent the U.S. duty-paid domestic price of Raw Sugar or upon an alternative pricing mechanism, either-party may submit such matter to Arbitration in accordance with Section 8.01, and the Arbitrators appointed for such proceeding shall have the power to establish an alternative pricing mechanism.

      (c) Seller and Buyer agree that, among other reasons not specified herein, the No. 14 Contract price shall no longer be deemed to be representative of the U.S. duty-paid, domestic price of Raw Sugar if either of the following events shall occur: (i) the total open interests in No. 14 Contracts falls below 2,000 lots for twenty (20) consecutive Market Days, or
(ii) a sugar futures contract other than the No. 14 Contract, which shall purport to represent the duty-paid, domestic price of Raw Sugar, and shall be generally recognized by the U.S. domestic sugar industry as such, trades on the Exchange in a greater volume than the No. 14 Contract for ten (10) consecutive Market Days.

     SECTION 3.04 PAYMENT FOR RAW SUGAR.

      (a) In connection with a delivery of Raw Sugar, Seller shall present to Buyer a pro forma invoice in an amount (the "Pro Forma Invoice Amount") equal to the Estimated Value of the Raw Sugar delivered. The Raw Sugar's Estimated Value shall be equal to the product of (i) the Raw Sugar's Outturn Weight multiplied by (ii) the Adjusted Basis Price for such Raw Sugar. The pro forma invoice shall be presented to Buyer by Seller no later than eight (8) days after the Date of Arrival and shall be in sufficient detail to demonstrate compliance with the pricing terms of this Agreement. Buyer shall pay such Pro Forma invoice Amount to Seller (or persons designed by Seller) by the end of the tenth day following the Date of Arrival for such delivery or, if such day is not a Business Day, on the next following Business Day. Such payment shall be made in immediately available funds to a bank specified from time to time in writing by Seller to Buyer.

      (b) In the event that the Outturn Weight of any shipment of Raw Sugar shall not be available to Seller prior to the time the pro forma invoice must be submitted to Buyer, Seller shall be permitted to substitute the weight reflected on the Bill of Lading into the calculation of the Pro Forma Invoice Amount and Buyer shall pay the Pro Forma Invoice Amount so calculated. If, prior to the final pricing determination described in subsection (c), the actual Outturn Weight becomes available, Seller may (or upon Buyer's request shall) submit an interim invoice to Buyer with a revised Pro Forma Invoice Amount based on the actual Outturn Weight requesting payment or making a refund, as the case may be.

      (c) Promptly after the final pricing determinations have been made and the final weights, polarizations and quality tests have been performed or ascertained, which shall in no event be later than sixty (60) days after the Date of Arrival, Seller shall calculate the "Final Invoice Amount" by multiplying (i) the Raw Sugar's final Outturn Weight by (ii) the Final Net Price. When such calculations are complete, Seller shall present to Buyer a final invoice which shall request payment or provide for a refund, as the case may be for the difference between the Pro Forma Invoice Amount, as adjusted by any interim invoices which may have been rendered by Seller, and the Final Invoice Amount. Such final invoice shall be in sufficient detail to demonstrate compliance with the pricing terms of this Agreement.

      (d) Each payment to Seller or Buyer required under subsections (b) or (c) shall be made by the end of the second Business Day following the presentation of such interim or final invoice, as the case may be; provided, however, that in no event shall any payment be due prior to the time the Pro Forma Invoice Amount, payable with respect to such shipment of Raw Sugar, shall be due pursuant to subsection (a). Such payments shall be made in immediately available funds to a bank specified from time to time in writing by Seller to Buyer.

     SECTION 3.05 LATE PAYMENTS

      In the event that either Buyer or Seller shall fail to pay any amount payable hereunder to the other party in full when due, such unpaid amount shall bear interest at a rate per annum equal to 133% of the Prime Rate in effect at such time, which shall accrue from the date any amount is first due hereunder until the date such amount is paid in full.

     SECTION 3.06 CASH ADVANCES

      Buyer agrees to make advances to Seller pursuant to the terms and conditions of Exhibit E hereto which is hereby incorporated herein by reference and shall be binding on each of the parties hereto as if each and every term were set forth herein.

      SECTION 3.07 PRICING FOR SUGAR DELIVERED TO THIRD  PARTY
REFINERS.

      (a) In the event that Buyer shall direct Seller to deliver any Raw Sugar to Domino, or other third party refinery designated by Domino, in satisfaction of Buyer's obligations under the Domino Agreement (as permitted by Section 4.01), the pricing terms to the Seller of such delivery or deliveries, including quality premiums and discounts, demurrage and despatch, shall be determined solely in accordance with the Domino Agreement. None of the pricing terms of this
Agreement, including but not limited to the Price Discount, shall be applied to any such delivery. In connection with such deliveries, Seller shall look to Buyer, rather than Domino or such third party refinery for payment of the amount payable for such Raw Sugar under the Domino Agreement and Buyer agrees to make such payment or payments, and to do so to the extent practicable, in accordance with the payment provisions of Section 3.04 applicable to Raw Sugar delivered to the Crockett Refinery.

      (b) In the event that Buyer shall direct Seller to deliver any Raw Sugar to any United States refinery or refiner other than the Crockett Refinery, the Aiea Refinery, Domino or a third party refiner designated by Domino (as permitted by
Section 4.01), the pricing terms of such delivery or deliveries, to the extent not otherwise negotiated by Buyer in accordance with the last sentence of this subsection, shall be determined solely in accordance with the terms of the No. 14 Contract. None of the pricing terms of this Agreement, including, but not limited to, the Price Discount, shall be applied to any such delivery. In connection with such deliveries, Seller shall look to Buyer, rather than such other United States refiner, for payment of the amount payable for such payment or payments, and to do so, to the extent practicable, in accordance with the payment provisions set forth in Section 3.04 applicable to Raw Sugar delivered to the Crockett Refinery. For all deliveries of Raw Sugar to a third party refiner hereunder, Buyer agrees that it shall use its best efforts to cause the terms of the "Domino General Contract Provisions" to govern such deliveries to the extent that such provisions conflict or are inconsistent with the terms of the No. 14 Contract.


                         ARTICLE IV
                      DELIVERY OF SUGAR

     SECTION 4.01 PLACE OF DELIVERY.

      (a) Buyer and Seller agree that, except as provided in subsection (c) below, Raw Sugar shall only be delivered by Seller to Buyer at the Crockett Refinery or the Aiea Refinery. Except as provided in (b) below, the actual place of delivery between the Crockett Refinery and the Aiea Refinery shall, subject to the quantity limitations of Section 2.02, be at the election of Buyer which election shall be exercised by written notice as described below. On or before the 15th day of October of each year hereunder, Buyer shall provide to Seller its best estimate of the quantity of Raw Sugar Buyer will require for the Aiea Refinery during each month of the immediately following calendar year. Buyer shall give written notice to Seller of its election to receive Raw Sugar at Aiea on or before the 10th day of each month from December through September following delivery of Seller's Initial Delivery Schedule under Section 4.02(a). Such notice shall set forth the quantity of Raw Sugar to be delivered by Seller to the Aiea Refinery for the three consecutive calendar months following such notice, and Buyer's best estimate of the quantity of Raw Sugar Buyer will require for the Aiea Refinery for the balance of the calendar year. No adjustments shall be made by Buyer to the quantity of Raw Sugar to be delivered to the Aiea Refinery for the three consecutive calendar month period following delivery of Buyer's notice except as made necessary by Force Majeure or as mutually agreed by the parties.

      (b) Seller shall be obligated to deliver to the Aiea Refinery Raw Sugar produced on the Island of Oahu unless Seller is unable to supply Buyer's requirement for Aiea Quality Raw Sugar (up to an annual maximum of 40,000 tons beginning with the 1994 calendar year) with Raw Sugar produced on Oahu. Seller's obligation to deliver to the Aiea Refinery, Aiea Quality Raw Sugar produced outside of the island of Oahu shall be subject to marine facilities existing on the island of Oahu that can, with reasonable efficiency, receive raw sugar cargoes for transshipment to the Aiea Refinery.

      (c) Buyer and Seller acknowledge that there may be times during the term of this Agreement where economic or operational circumstances cause Buyer to desire that certain quantities of the Raw Sugar to be delivered by Seller not be delivered to the Crockett Refinery or the Aiea Refinery, but rather be delivered to (i) Domino in satisfaction of Buyer's obligation under the Domino Agreement or (ii) a different sugar refiner on the Gulf Coast or the East Coast of the
United States. In recognition of this possibility, Buyer and Seller agree that, in addition to having the option of directing Seller to deliver Raw Sugar either to the Crockett Refinery or to the Aiea Refinery, Buyer shall have the right to direct Seller to deliver up to 100,000 Long Tons, Commercial of the Raw Sugar to Domino or to any other United States sugar refiner, provided that the quantity to be delivered represents a commercially practical quantity, and that the Raw Sugar is to be delivered to a location designated by the No. 14 Contract. In connection therewith, Seller acknowledges that under the terms of the Domino Agreement, Domino has the right to require that raw sugar delivered under such agreement to be delivered to a refiner located in the continental United States other than Domino. Buyer shall give Seller written notice of the exercise of such option to direct the delivery of Raw Sugar to a third party refiner prior to the date the delivery Vessel departs from the last Hawaii Terminal Facility at which Raw Sugar is loaded aboard the Vessel.

      (d) The scheduling of all deliveries of Raw Sugar hereunder, including deliveries to third party United States sugar refiner, shall be done in accordance with the terms of
Section 4.02.



     SECTION 4.02 SCHEDULE OF DELIVERIES.

      (a) Initial Delivery Schedules. On or before the 15th day of October of each year hereunder, Seller, after consultation with Buyer, shall deliver to Buyer a delivery schedule (the "Initial Delivery Schedule"), based upon the general delivery principles of Section 4.02(e), for the Raw Sugar it will have available for delivery to Buyer during the immediately succeeding calendar year taking into account Seller's beginning inventory stocks, the quantity of Raw Sugar expected to be delivered to Seller by the Hawaii Growers during such year under the Standard Sugar Marketing Contract or otherwise, the quantity of Raw Sugar Seller anticipates it will place under loan pursuant to Section 2.03, Seller's need to load and deliver Raw Sugar to Buyer in a commercially practicable manner, and such other factors consistent with this Agreement as may be appropriate for such purpose (the "Available Quantity of Raw Sugar"), provided, however, that the consideration of such factors shall not have the effect of reducing Seller's general obligation to sell to Buyer Raw Sugar actually received from the Hawaii Growers under Section
2.01 or the obligations at Section 2.02. For purposes of the preceding sentence and subsection (b) and (d), a proposed delivery of Raw Sugar shall be deemed to be "commercially impracticable" and thus permit Seller to exclude such Raw Sugar from the Available Quantity of Raw Sugar for such year if it would cause an undue disruption in the efficient and economic shipping operations of Seller. Examples of circumstances in which delivery hereunder would be deemed "commercially impracticable" would include, but not be limited to, deliveries that would require Seller to (1) load a delivery Vessel at more that three ports, (2) employ two or more delivery Vessels in concurrent, active Raw Sugar service,
(3) deliver less and 23,000 Long Tons, Commercial of Raw Sugar aboard the MOKU PAHU or less than two-thirds of a full cargo to the Crockett Refinery on any other Vessel, and (4) deliver to the Crockett Refinery on more than four occasions in any one calendar year, less than 30,000 Long Tons, Commercial, of Raw Sugar aboard the MOKU PAHU or less than 90% of a full cargo on any other Vessel.

     (b) Revised Delivery Schedules. On or before the 15th day of each month from December through September following delivery of an Initial Delivery Schedule, Seller, after consultation with Buyer, shall deliver to Buyer an update of the Initial Delivery Schedule with such adjustments, if any, as may be appropriate to reflect new information regarding the Available Quantity of Raw Sugar and Buyer's requirements for the Crockett Refinery and the Aiea Refinery; provided, however, that no adjustments shall be made to the Three Month Best Efforts Supply Commitment as described in the following subsection except as made necessary by Force Majeure or Buyer's direction to deliver Raw Sugar to a third party refiner pursuant to Section 4.01(c) or the mutual agreement of the parties, in which case Seller's obligations shall be reduced in an equitable manner to be determined at such time after consideration by Seller and Buyer of all the facts and circumstances connected with such event. Initial Delivery Schedules as updated are referred to herein as Revised Delivery Schedules.

      (c) Three Month Best Efforts Supply Commitment. Seller shall use its best efforts to deliver to Buyer the Raw Sugar scheduled under a Revised Delivery Schedule for delivery during each of the three consecutive calendar months commencing with the calendar month next following the month in which the Revised Delivery Schedule is delivered to Buyer.

      (d) Deliveries During First Calendar Year. Seller's schedule of deliveries of Raw Sugar to Buyer during the period from the date of this Agreement through December 31, 1993 is attached hereto as Schedule 2. Seller shall use its best efforts to deliver to Buyer and Raw Sugar scheduled for delivery during the first three calendar months of Schedule 2. On or before the 15th day of each month commencing with the first month beginning after the date of this Agreement and ending with the month of September 1993, Seller, after consultation with Buyer, shall deliver to Buyer an update of
Schedule 2, with such adjustments, if any, as may be appropriate to reflect any changes in the Available Quantity of Raw Sugar (as otherwise defined under Section 4.02(a)) and Buyer's requirements for the Crockett Refinery and the Aiea Refinery; provided, however, that no adjustments shall be made to the three month best efforts supply commitment described in the following sentence, except as made necessary by Force Majeure or Buyer's direction to deliver Raw Sugar to a third party refiner pursuant to Section 4.01(c) or the mutual agreement of the parties, in which case Seller's obligations shall be reduced in an equitable manner to be determined at such time after consideration by Seller and Buyer of all the facts and circumstances connected with such event. Seller shall use its best efforts to deliver to Buyer the Raw Sugar Scheduled for delivery under such updated schedules during each of the three consecutive calendar months commencing with the calendar month next following the month in which an updated schedule is delivered to Buyer.

     (e) General Delivery Principles. The parties agree that they will work with each other to accommodate Buyer's need to have an orderly supply of Raw Sugar to keep the Aiea Refinery and the Crockett Refinery operating on an efficient commercial basis and Seller's need to schedule shipments with regard to the availability and efficient use of Jones Act Vessels, provided, however, that Seller shall in any event have the right to schedule the delivery of Raw Sugar to Buyer at a rate equal to the maximum delivery capacity of the MOKU PAHU. Notwithstanding anything herein to the contrary. Buyer shall have no obligation to buy or take delivery of more than 125% of the Raw Sugar Scheduled for delivery during any period subject to a "best efforts" supply commitment under Subsections (b) or (d).

      (f) Arrival Dates. For each shipment of Raw Sugar to the Crockett Refinery, Seller shall declare the arrival date thereof not less than 14 days prior to the day the Vessel is expected to arrive. Delivery shall be considered timely if Seller's delivery Vessel tenders Notice of Readiness in accordance with Section 5.01 within 5 days of the declared arrival date.

      (g) Status of Arrival. Following declaration of the arrival date pursuant to Subsection (f), Seller shall keep Buyer informed as to the status of the expected arrival of the delivery Vessel and matters pertinent thereto, including the Vessel's loading schedule, the Vessel's expected departure date for the Crockett Refinery, and 72 hours, 48 hours and 24 hours in advance, the expected time of arrival of the Vessel at the Pilot Station of the Port of San Francisco.

     (h) Supplemental Information. On the first Business Day of each calendar week, Seller shall give written notice to Buyer of the quantity of Raw Sugar on hand at each Hawaii Terminal Facility, the quantity of Raw Sugar produced by each Hawaii Grower during the immediately preceding calendar week, the quantity of Raw Sugar each Hawaii Grower currently plans to produce during each of the sixteen consecutive calendar weeks beginning with the week in which such notice is given, together with such other information as may be known to Seller, or reasonably should be known, regarding matters material to the then current Delivery Schedule.

      SECTION 4.03    GENERAL TERMS OF SHIPPING.

      (a) All Raw Sugar delivered to the Crockett Refinery shall be delivered on a Vessel as defined under Article I of this Agreement.

      (b) The MOKU PAHU shall not be employed by Seller in nonsugar service between April 1 and October 31 of any calendar year or at any time when there is, or is expected to be, an aggregate of more than 23,000 Long Tons, Commercial of Raw Sugar in storage at any three Hawaii Terminal Facilities, without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

      (c) Following completion of loading a Vessel at the Hawaii Terminal Facility for a delivery to the Crockett Refinery, Seller shall provide to Buyer the total weight of the Raw Sugar loaded on such delivery Vessel as determined at the Hawaii Terminal Facilities.

      (d) Seller shall furnish to Buyer information as to the delivery Vessel's stowage as soon as possible after completion of loading of its Raw Sugar cargo.

      (e) Seller shall not load any Raw Sugar which it shall know to be damaged on the Vessel designated for delivery.

      (f) For deliveries to the Crockett Refinery, Seller shall present a Bill of Lading to Buyer not sooner than seven days nor later than two days prior to the later to occur of either:

     (i)  the expected Date of Arrival of the delivery Vessel;

      (ii) the expected date the Raw Sugar being delivered hereunder shall be available for discharge, when any Raw Sugar or other shipment is being discharged from another vessel at the time Seller's Vessel shall arrive.

      (g) For deliveries to the Aiea Refinery, Seller shall present a bill of lading to Buyer on the day of delivery.


                          ARTICLE V
          DISCHARGE OF VESSEL AT CROCKETT REFINERY

     SECTION 5.01 NOTICE OF READINESS.

      (a) At the time Seller's delivery Vessel arrives at the Pilot Station of the Port of San Francisco, it shall tender a notice of readiness to Buyer (or its authorized agent) (the "Notice of Readiness"), and Buyer (or its authorized agent) shall accept such Notice of Readiness, whether or not such arrival shall be during normal business hours.

      (b) For deliveries to the Aiea Refinery, Seller (or its authorized agent) shall advise Buyer or its arrival at the Aiea Refinery location and readiness for unloading, Buyer shall use best efforts to unload Seller's delivery Vessel in a prompt and efficient manner.

     SECTION 5.02 DISCHARGE OF VESSEL.

      (a) Buyer shall be responsible in all respects for the discharge of Raw Sugar in connection with each delivery. All such discharging, shall be done at Buyer's own expense, subject to the reimbursement provisions for deliveries of Raw Sugar to the Crockett Refinery set forth in Section 5.03. Discharging of Raw Sugar delivered to the Crockett Refinery shall be performed in accordance with the standards generally prevailing at the time of such delivery under the No. 14 Contract, except that to the extent certain discharging standards are specifically addressed by this Agreement, then the provisions of this Agreement shall control.

      (b) Buyer shall, at its own expense, cause Seller's Vessel to be Fine Cleaned under the supervision of the master of the Vessel unless Buyer gives Seller notice not later than three (3) days before the commencement of discharge of its election not to Fine Clean the Vessel. If Buyer so elects, the Vessel shall not be Fine Cleaned, a corresponding credit shall be taken against the stevedoring allowance payable by Seller with respect to such delivery pursuant to Section 5.03(b), and Buyer shall pay Seller interest on the Estimated Value of the Raw Sugar left aboard the Vessel until such time as the Vessel is Fine Cleaned or placed in non-sugar service. The rate of such interest shall be the weighted average interest rate of the outstanding cash advances from Buyer to Seller during the period such Raw Sugar is left aboard the Vessel or if no such cash advance is outstanding, the Prime Rate. If Buyer shall elect not to Fine Clean the Vessel for any delivery, the Vessel shall in any event be cleaned such that no more than fifteen (15) Long Tons, Commercial of Raw
Sugar is left following such cleaning in any hold of the Vessel and no more than ninety (90) Long Tons, Commercial of Raw Sugar is left in the Vessel in total. Seller may override Buyer's election not to Fine Clean the delivery Vessel by giving notice to Buyer prior to commencement of discharge if
(i) Seller expects the Vessel's next cargo to be delivered to a third party, (ii) the Vessel is to undergo maintenance or repair requiring any hold to be Fine Cleaned, or (iii) the Vessel is delivering its last Raw Sugar cargo within the calendar year.

      SECTION  5.03  CHARGES CONNECTED WITH DISCHARGE  AT  THE
                     CROCKETT  REFINERY.

     The various charges and fees connected with the discharge and offloading of Seller's Raw Sugar cargo from each delivery
Vessel at the Crockett Refinery shall be allocated between Seller and Buyer as follows:

     (a)  Lay-Time, Demurrage and Despatch.

     (i) With respect to each delivery of Raw Sugar by Seller to the Crockett Refinery or Aiea Refinery, Seller shall pay
Buyer an amount equal to $0.00133 per Commercial Pound of  Raw
Sugar discharged by Buyer (the "Despatch Amount").

      (ii) Lay-time shall commence at the start of the first regular stevedore working period following Seller's notice to Buyer that the delivery Vessel is safely berthed alongside Buyer's dock and ready in all respects to begin discharging but not sooner than four hours after the time Notice of Readiness for such delivery is tendered in accordance with Section 5.01; provided, however, that if Buyer actually begins to discharge the delivery Vessel before such time, lay-time shall commence when such discharging begins. Buyer shall be allowed 72 hours lay-time during Saturday's, Sundays, stevedore holidays, and stevedore stop work meetings.

      (iii) Except as provided in subpart (iv) of this Section 5.03(a) if the delivery Vessel is ready to proceed to the discharging berth and Buyer does not provide a berth, lay-time shall commence at the beginning of the first regular stevedore working period starting not sooner than four hours following tender of Notice of Readiness pursuant to Section 5.01

      (iv) In the event that any of the Seller's delivery Vessels shall tender a Notice of Readiness in accordance with Section 5.01 but shall be unable to ready itself for discharge at the Crockett Refinery because another of Seller's delivery Vessels shall be discharging, or readying itself for discharge, at the Crockett Refinery dock at such time, lay-time with respect to such waiting Vessel shall not commence before such time as Seller's discharging Vessel shall have been shifted off-berth and the waiting Vessel shall be shifted on-berth and be ready to begin discharging its cargo.

      (v) In the event discharge is prevented or stopped by adverse weather conditions, lay-time shall be extended for a corresponding period in the determination of demurrage.

     (vi) Lay-time for discharging shall not commence, or if commenced shall be suspended during any period in which discharging is prevented or delayed by an Event of Force
Majeure.

      (vii) Demurrage shall be payable by Buyer to Seller at a rate of $950 per hour for each hour (calculated to the nearest quarter hour) by which the time taken to complete discharge exceeds the expiration of lay-time.

      (viii) Notwithstanding the foregoing, if Seller delivers Raw Sugar to the Crockett Refinery on any Vessel other than the MOKU PAHU laytime shall be determined in accordance with the Bulk Sugar Charter USA - April 1962, as amended from time to time, and demurrage and despatch shall be both calculated at the rate of $5,000 per 24-hour day (partial days pro rata).

     (b)  Stevedoring.

      (i) Actual stevedoring charges shall be paid by the Buyer and an allowance for stevedoring shall be charged to Seller at the rate per Commercial Pound provided for in the No. 14 Contract.

      (ii) In the event that Buyer elects not to perform Fine Cleaning on Seller's Vessel for a particular delivery, the stevedoring allowance to be paid by Seller for such delivery shall be reduced by 4%.

     (c) Dockage. Dockage charges shall be paid by Seller and shall be charged by Buyer at the customary rate for the Port of San Francisco from time to time.

      (d) Wharfage Charges, Dues and Taxes. All wharfage charges, dues and taxes, including sales taxes, charged with respect to Seller's sale and delivery of Raw Sugar shall be paid by Buyer with no offset against any amounts to be paid to Seller hereunder in respect of delivered Raw Sugar.

       (e)   Ship's  Clerk.   All  amounts  relating  to  work
performed by the ship's clerk during the discharge of the Vessel shall be paid by Seller for Seller's own account, with no offset against any amounts to be paid to Buyer.

     SECTION 5.04 SETTLEMENT WITH DELIVERY VESSEL.

      Seller shall pay the freight, discharge all liens, and make all settlements with the delivery Vessel and its owners. If an arbitration should arise under the charter party or contract of affreightment applicable to a shipment of Raw Sugar hereunder, Buyer shall upon Seller's request, consent to become a party to such arbitration and shall be bound by any award against Seller in such proceeding.

     SECTION 5.05 MAINTENANCE OF DOCKS.

     (a) Buyer shall be responsible for maintaining the docks and dock access area at the Crockett Refinery in a manner sufficient to allow docking and the efficient unloading and servicing of Vessels of a size and draft which are customary for Vessels which prior to the date of this agreement had been used by Buyer for the delivery of Raw Sugar to the Crockett Refinery. At a minimum Buyer shall maintain the dock and dock access area at the Crockett Refinery such that the Vessels employed for delivery by Seller shall be able to, in the opinion of the master of such Vessels, proceed to, depart from and always lie safely afloat at the dock and dock access area at a draft of such dock of at least 35 feet. Seller shall be permitted to refuse to dock a Vessel if, in the sole judgment of the master of the Vessel, the dock or dock access area is inadequate for safe and proper docking thereof, whether or not the inadequate docking conditions shall be excused under any other provisions of this Agreement, including an Event of
Force Majeure. Seller shall proceed to dock its Vessel as soon thereafter as practicable upon Buyer's remedying the unsafe or improper conditions. Notwithstanding the inability of Buyer to begin the discharge of Seller's Raw Sugar due to the dock conditions at the Crockett Refinery, lay-time shall commence at the beginning of the next regular stevedore working period starting not sooner than four hours after tender of Notice of Readiness pursuant to Section 5.01, unless the commencement of lay-time is suspended under Section 5.03(a).

     (b) Buyer shall maintain all unloading facilities at the Aiea Facility, in a manner sufficient to allow the prompt and efficient unloading of Seller's Vessels delivering Raw Sugar to the Aiea Refinery.

                         ARTICLE VI
             WEIGHING AND QUALITY DETERMINATIONS

     SECTION 6.01 WEIGHT.

      All Raw Sugar shipped in each Vessel for delivery to Buyer shall be deemed to be of the same mark and shall be weighed, sampled and tested for polarization and refining quality as one mark. The net landed weight of each shipment hereunder shall be determined at time of discharge on the certified refinery scale of the Crockett Refinery or the Aiea Refinery (the "Outturn Weight"), as the case may be, by public weighers employed by Seller in the presence of a representative of Buyer. The scales to be used shall be tested for accuracy in the manner customary at the designated refinery.

     SECTION 6.02 TRANSFER OF TITLE AND RISK OF LOSS.

      Title and risk of loss to Raw Sugar to be delivered by Seller to the Crockett Refinery, the Aiea Refinery, or a third party refiner under this Agreement shall pass from Seller to Buyer when it is placed on the designated refinery receiving scale.

     SECTION 6.03 SAMPLING AND TESTING PROCEDURES.

      (a) Raw Sugar delivered to the Crockett Refinery shall be sampled and tested as follows:

      (i) Upon the discharge of Raw Sugar, samples of Raw Sugar shall be drawn in the presence of representative of Seller and Buyer by means of Buyer's automatic continuous sampling device, which shall in all cases meet or exceed the standards for such equipment generally prevailing in the U.S. domestic sugar industry. Samples from each 700,000 Commercial Pounds of Raw Sugar discharged from Seller's Vessel shall be taken and mixed, and prepared for polarization and quality
evaluation  purposes,  in  accordance  with  the  "Raw   Sugar
Sampling Procedure" specified in Exhibit A. However, if Seller and Buyer agree that the Raw Sugar is in such condition that the automatic sampling device will not extract a representative sample, the samples shall be drawn manually and the procedures for mixing samples shall be altered so as to provide samples for polarization and quality evaluation which are representative.

      (ii) Three polarizations shall be made for each sample, one by Seller's laboratory, one by Buyer's laboratory and one by the New York Sugar Trade Laboratory. The average of the two nearest polarizations shall be used as the final test of each sample or if the two are equidistant from the median, then the median shall be taken as the final test of each sample. Each laboratory shall utilize the methods set forth in "Sugar Analysis, ICUMSA Methods," F. Schneider, Peterborough, England, 1979, Page 25, Raw Sugar, for the Polarization Analysis of Raw Sugar Samples.

      (iii)   For testing refining quality, samples shall
be prepared at the completion of discharge in accordance with the procedure described in Exhibit B. One sample shall be forwarded to Seller's laboratory, one to the New York Sugar Trade Laboratory and one to Buyer's laboratory. Each laboratory shall follow the applicable procedures specified in Exhibit B and shall use the equipment and methods described therein for testing the whole Raw Sugar for moisture, ash, color, and dextran, and for testing affined Raw Sugar prepared from the whole Raw Sugar for grain size and color. An average test result shall be used to determine each such quality factor. Such average shall be determined for each quality specification separately and shall be the average of the two nearest test results of the three laboratories which shall perform such testing procedures pursuant to this Section, but if the two are equidstant from the median, then the median shall be used.

      (iv) The charges for testing Raw Sugar pursuant to this Section shall be borne by Buyer and Seller, with each paying its own chemist and one-half of the fee of the New York Sugar
Trade Laboratory.

      (b) Raw Sugar deliveries to the Aiea Refinery shall be sampled in the manner heretofore customary at the Aiea Refinery and shall be tested in the same manner as Raw Sugar delivered to the Crockett Refinery, except that a single test of each sample shall be performed by the Hawaiian Sugar Planters' Association in lieu of the three tests required with respect to Raw Sugar delivered to the Crockett Refinery, whole raw color shall be tested at a pH of 7, and starch content shall be tested as specified in Exhibit B. The cost of such testing shall be paid one-half by Seller and one-half by Buyer.

     SECTION 6.04 QUALITY PREMIUM AND DISCOUNTS.

     Pursuant to the terms of Section 3.02(b), the Basis Price shall be adjusted for polarization and quality allowances, premiums and discounts as follows:

      (a) The allowance per Commercial Pound for each degree of polarization above or below 96 degrees shall be determined pursuant to the following tables, it being understood that allowances for fractions of a degree under the "Ratable Adjustments" table shall be in proportion:

                     Ratable Adjustments

     For  the full degree from 96 up to and including 97,  add
     0.5% of the Basis Price.

     For the full degree above 97 up to and including 98, add an additional 1.2% of the Basis Price.

     For the full degree above 98 up to and including 99, add an additional 1.2% of the Basis Price.

     For the full degree above 99 up to and including 100, add an additional 0.6% of the Basis Price.

     For  the full degree below 96 to and including 95, deduct
     5.50% of the Basis Price.

     For the full degree below 95 to and including 94, deduct an additional 2.75% of the Basis Price.

                       Step Adjustment

     For polarizations of 98 and above, add 1.05% to the Basis
     Price to the ratable adjustment determined under the preceding table.



      (b) The percentage discount or premium per Commercial Pound for quality factors other than polarization shall be determined in accordance with the terms of the No.14 Contract as in effect on the date of delivery; provided, however, that a premium of $2.00 per STRV shall be paid for Aiea Quality Raw Sugar delivered to the Aiea Refinery and a deduction of $4.00 per STRV shall be charged for Raw Sugar received at the Aiea Refinery that fails to satisfy the criteria for Aiea Quality Raw Sugar. The applicable terms of the No.14 Contract as in effect on the date of this Agreement are attached hereto as Exhibit C.


                         ARTICLE VII
           EXCUSE FROM PERFORMANCE AND TERMINATION

     SECTION 7.01    FORCE MAJEURE.

      (a)   In addition to adjustments provided for at Article
IV, the obligations of Seller to sell and deliver Raw Sugar hereunder shall be qualified in all cases to the following extent:

      (i) In the event that an Event of Force Majeure shall destroy any Raw Sugar that Seller had designated for delivery to Buyer, or damage such Raw Sugar such that it shall no longer be of sufficient quality to satisfy the requirements of this Agreement, and such event shall cause the quantity of Raw Sugar available to Seller for delivery to Buyer for the period in which such Raw Sugar was to have been delivered to be less than Seller's delivery obligation for such period, then at Seller's option, its delivery obligation for such period shall be reduced to the quantity of Raw Sugar actually available to Seller for delivery to Buyer for such period.

      (ii) In the event that an Event of Force Majeure shall prevent Seller from (a) receiving Raw Sugar in Hawaii from the Hawaii Growers, (b) loading any cargo of Raw Sugar on any delivery Vessel, (c) transporting any cargo of Raw Sugar to Crockett Refinery or Aiea Refinery, (d) discharging the Vessel employed for such delivery upon arrival at the Crockett
Refinery or Aiea Refinery, or (e) taking any other required action hereunder, and such event shall cause Seller to deviate from the Delivery Schedule in effect at such time, then
Seller's obligation to deliver Raw Sugar to Buyer in accordance with such Delivery Schedule shall be suspended from the duration of such event. At the time such Event of Force Majeure shall terminate, Seller and Buyer shall meet to renegotiate in good faith the terms of the Delivery Schedule for the remainder of the period in which such event shall occur. If such an Event of Force Majeure shall carry over from one calendar year to the next, Seller's obligation to deliver Raw Sugar to Buyer for the concluded calendar year shall, at Seller's option, terminate in its entirety. If such an Event of Force Majeure shall commence and terminate within the same calendar year, the total quantity of Raw Sugar Seller shall be obligated to deliver to Buyer during such year shall remain unaffected, unless it shall be deemed by Seller to be "commercially impracticable" (as defined in Section 4.02(a)) to arrange for the delivery of such quantity to Buyer taking into account Seller's shipping constraints in the remainder of such calendar year in which case Seller's obligation to deliver Raw Sugar for such period shall be reduced in an equitable manner to be determined at such time after consideration by Seller and Buyer of all of the facts and circumstances connected with such event.

     (iii) In the event that any Hawaii Grower shall be excused from its obligation to deliver Raw Sugar to Seller under a Standard Sugar Marketing Contract due to the occurrence of any event of force majeure thereunder, and such event shall cause the quantity of Raw Sugar available to Seller for delivery to Buyer for the period in which such Raw Sugar was to have been delivered to be less than Seller's delivery obligation for such period, then the quantity of Raw Sugar Seller shall be obligated to deliver to Buyer for such period shall be reduced to the quantity of Sugar actually available to Seller for delivery to Buyer for such period.

     (b)  The obligations of Buyer to receive and purchase Raw
Sugar hereunder shall be qualified in all cases to the following extent:

      (i) In the event that an Event of Force Majeure shall prevent Buyer from (x) receiving or off-loading any shipment of Raw Sugar delivered by Seller hereunder to the Crockett or Aiea Refinery, (y) refining, processing or storing such Raw Sugar, or (z) taking any other required action hereunder, and such event shall cause Buyer to deviate from the Delivery Schedules in effect at such time, then Buyer's obligations to purchase and accept delivery of Raw Sugar from Seller shall be suspended for the duration of such event. At the time such Event of Force Majeure shall terminate, Buyer and Seller shall meet to renegotiate in good faith the terms of the Delivery Schedules for the remainder of the period in which such event shall occur. If such an Event of Force Majeure shall carry over from one calendar year to the next, Buyer's obligation to purchase Raw Sugar from Seller for the concluded calendar year shall, at Buyer's option, terminate in its entirety. If such an Event of Force Majeure shall commence and terminate within the same calendar year, the total quantity of Raw Sugar Buyer shall be obligated to purchase from Seller during such year shall remain unaffected, unless it shall be deemed by Buyer to be commercially impracticable to accept delivery of such quantity from Seller in the remainder of such calendar year, in which case Buyer's obligation to purchase Raw Sugar for such period shall be reduced in an equitable manner to be determined at such time after consideration by Buyer and Seller of all of the facts and circumstances connected with such event.

     (ii) Notwithstanding the terms of subparagraph (i) above, if following arrival of Seller's delivery Vessel at the Pilot Station of the port of the designated refinery, Seller's delivery Vessel shall be unable to discharge by reason of an Event of Force Majeure and Buyer gives Seller notice that it will pay Seller a Stand-By Fee, then Seller shall keep the delivery Vessel available to discharge its cargo at the designated refinery for the period stated in Buyer's notice; provided, however, that after the tenth (10th) day with respect to which the Stand-By Fee is payable, Seller may, at its option, sell such Sugar, for its own account, to any third party without further obligation to Buyer with respect to such shipment. The Stand-By Fee shall be $5,000 per day for each day with respect to which demurrage would be payable assuming the Event of Force Majeure had not occurred. In the event that Raw Sugar is sold by Seller to a third party pursuant to this subsection, Seller's delivery obligation shall be reduced for the applicable period by the quantity so sold. An equitable adjustment shall be made to the applicable Delivery Schedule to reflect the additional time it may take to make any unforeseen deliveries to a third party pursuant to this subsection. In addition, the parties hereto agree that Seller may enter into contractual arrangements to sell and deliver its Raw Sugar to third parties during the expected duration of an Event of Force Majeure that prevents Buyer from taking delivery of Raw Sugar hereunder.

      (iii)  An Event of Force Majeure shall not excuse
Buyer from its obligation to make cash advances to Seller pursuant to the terms of Section 3.06, until such time as Buyer's obligations have been suspended under this subsection
(b) for a period in excess of twelve (12) months.

      (c) If either party hereto is prevented from performing its obligations hereunder in full or in part as a result of the occurrence of an Event of Force Majeure, such party shall give prompt written notice thereof to the other (but in no event more than ten (10) days after the affected party is aware that its performance will be prevented), which notice shall specify the nature of such occurrence, the steps being taken and intended to be taken to remove the disability, and an estimate of the date when full performance will be resumed hereunder. The affected party shall keep the other party informed of all material developments with respect to such Event of Force Majeure.

      (d) In the event that (i) Buyer shall fail to give notice on timely basis that it is unable to take delivery of Raw Sugar at the Crockett Refinery due to the occurrence of an Event of Force Majeure, (ii) Seller shall attempt to make delivery of Raw Sugar at the Crockett Refinery without knowledge of such disability, and (iii) Seller shall make such delivery to another refinery, as permitted by subsection (b), then Buyer shall be required to compensate Seller for the difference between (A) the actual cost incurred in making the delivery to the alternative refinery and (B) the cost it would have incurred in making delivery to the alternative refinery had it proceeded there directly, for the purpose of compensating Seller for the incremental steaming time, if any, required for the delivery Vessel to travel the additional distance, if any, to such alternative refinery by reason of Buyer's failure to give timely notice.

      (e) If the occurrence of an Event of Force Majeure is expected to excuse either party from the performance of its obligations hereunder for a period in excess of twelve (12) months, then the other party may terminate this Agreement, provided, however, that if within such twelve month period the Board of Directors of the non-performing party shall have approved a business plan to enable such party to resume full performance within forty-eight months (48) of the occurrence of the Event of Force Majeure (including approval of such capital expenditures as may be required by such plan), then the other party may not terminate this Agreement unless the non-performing party fails to diligently pursue such plan or resume full performance within 48 months of the occurrence of such Event of Force Majeure.

     SECTION 7.02       EVENTS OF DEFAULT.

      (a) Events of Default. Any of the following events shall constitute an "Event of Default" under this Agreement:

     (i) Payments. Buyer shall fail to pay any amount payable under this Agreement when due, such failure shall continue for seven Business Days after written notice has been delivered by Seller to Buyer as to such delinquency, and the aggregate amount in delinquency shall exceed $1,000,000; provided, however, that such seven Business Day period shall be suspended for any period during which Buyer shall be contesting in good faith its liability with respect to any such amount if Buyer provides security for the payment or payments Seller alleges are due which security shall be determined pursuant to Section 8.01(b).

      (ii) Failure to Make Cash Advances. Buyer shall fail to make any cash advance to Seller required under Exhibit E hereto and such failure shall continue for fifteen Business Days after written notice has been delivered by Seller to Buyer with respect to such failure, and the aggregate amount of the default shall exceed $1,000,000.

     (iii) Inability to Pay Debts. Either party hereto shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts, including its payrolls, as such debts become due, or shall make an assignment for the benefit of, or enter into a composition with, its creditors.

      (iv) Voluntary Bankruptcy. Either party hereto shall petition or apply to any tribunal for, or consent to the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of such party or any substantial part of its assets, or commence any proceedings relating to such party under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction.

      (v) Involuntary Bankruptcy. An order for relief shall be entered in an involuntary case under the bankruptcy laws of the United States, or an order, judgment, or decree shall be entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating either party hereto bankrupt or insolvent, or ordering or approving either party's liquidation or reorganization, or any significant modification of the rights of its creditors or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for 90 days; or an involuntary petition or complaint shall be filed against either party hereto under the bankruptcy laws of the United States, or seeking the appointment of a trustee, receiver, custodian, liquidator or similar official, and such petition or complaint shall not have been dismissed within 90 days of the filing thereof.

     (vi) Covenants and Agreements. Either party hereto shall in any material respect breach any material term, covenant or agreement contained herein on its part to be performed or observed other than a breach described in (i) and (ii) above, and any such breach shall remain unremedied for 60 days (unless such party shall be diligently attempting to remedy such breach at the expiration of such 60 day period, then such longer period as reasonably necessary to diligently cure but in no event more than 120 days) after written notice thereof shall have been given to the breaching party by the non-breaching party, provided, however, that such cure period, shall be suspended for any period during which the party in breach shall be contesting in good faith its liability with respect to the breach if it provides such security for performance as determined pursuant to Section 8.01(b).

     (b) Effect of Event of Default. If any Event of Default shall occur and be continuing, (i) the non-defaulting party shall be entitled to terminate this Agreement upon written notice to the defaulting party hereunder; and (ii) notwithstanding whether the action referred to in clause (i) shall be taken, the nondefaulting party shall be entitled to exercise all other rights and remedies available to such party under applicable law including the right to sue for damages arising from any default or breach of this Agreement.



      SECTION  7.03  DEFAULTS UNDER STANDARD  SUGAR  MARKETING
                     CONTRACTS

     (a) Seller shall promptly notify Buyer in writing of any breach under any Standard Sugar Marketing Contract. Seller shall further consult with Buyer prior to taking any legal action to enforce the terms of any Standard Sugar Marketing Contract, including, but not limited to, the initiation of arbitration proceedings. Seller shall promptly notify Buyer in writing of any claim asserted against Seller under any Standard Sugar Marketing Contract, including but not limited to the initiation of any arbitration proceeding, and shall, upon Buyer's request, promptly provide Buyer, with a copy of any documents or other materials received by Seller in connection with such claim. Seller, upon Buyer's request, shall keep Buyer informed of all material developments relating to any such claim. Notwithstanding the foregoing and prior to an assignment pursuant to (b) below, Seller shall not be obligated to provide such documentation or information if such information or documents are determined by Seller's counsel to be privileged.

      (b) Seller agrees, upon Buyer's written request, to assign to Buyer any rights, claims or remedies which Seller may have which arise out of any breach of a Standard Sugar Marketing Contract to the extent that the subject matter thereof is related to or may affect, directly or indirectly, Seller's performance under this Agreement, including, but not limited to any right, claim or remedy relating to an obligation owed to Seller by a party to a Standard Sugar Marketing Contract which if breached could result in Seller's performance under this Agreement being different from the performance that could have been rendered if such obligation were not breached. Seller agrees to fully cooperate with Buyer in the prosecution of any actions brought or pursued by Buyer under any Standard Sugar Marketing Contract.


                        ARTICLE VIII
                        MISCELLANEOUS

     SECTION 8.01 ARBITRATION.

      (a) Except for any controversy or disagreement arising out of or relating to the interpretation or enforcement of this Section 8.01, any controversy or disagreement arising out of or relating to this Agreement or any breach hereof shall be submitted by the parties to arbitration in San Francisco, California, under the Commercial Arbitration Rules of the American Arbitration Association for commercial arbitration and, to the extent not inconsistent therewith or with the terms hereof, the laws of the State of California. Such arbitration shall be undertaken by three disinterested arbitrators (the "Arbitrators") one of whom shall be selected by Buyer, one by Seller, and one of whom shall be chairman of the arbitral tribunal and shall be chosen by agreement between the first and second Arbitrators. The Buyer and Seller shall select such Arbitrators within fifteen (15) days after the party desiring arbitration notifies the other party in writing. Such notice demanding arbitration shall state specifically the question or questions to be submitted for decision or the point or points in controversy and shall include such party's selection of an Arbitrator. If, at the expiration of fifteen (15) days from receipt of such notice, the party receiving such notice has not informed the party demanding the arbitration of its selection of a second arbitrator, the party making the demand may make such selection. The first and second Arbitrators shall select a third Arbitrator within fifteen (15) days from the date of the appointment of the second Arbitrator. If the first and second Arbitrators cannot agree as to a third Arbitrator, such third Arbitrator may be appointed upon ten days' notice upon application of either party to the chief of presiding judge, or judge acting as chief or presiding judge, of the Superior Court of California in and for the County of Contra Costa. The arbitral tribunal shall set the date, time and place for each hearing, shall give to each of the parties at least 10 days' advance written notice of the date, time and place of the initial hearing and shall proceed without delay to hear and determine the matters in dispute. Each of the parties hereto may be represented by counsel or other authorized representative at any hearing. The party intending to be so represented shall notify the Arbitrators and the other party of the name and address of the representative at least three days prior to the date set for the hearing. Such arbitration shall be conducted in such manner as the Arbitrators Rules. Each party shall bear any expenses incurred by it prior to arbitration, including legal and accounting fees, if any, with respect to any disagreement hereunder. If the matter is submitted to arbitration, the Arbitrators shall designate the party or parties to bear the expenses of such arbitration and/or the respective amounts to be borne by each party. In making such an allocation of costs, the Arbitrators shall be expressly instructed by the parties that, absent extraordinary circumstances, the prevailing party in such a proceeding shall be entitled to reimbursement for its reasonable attorneys'
fees and other reasonable expenses incurred in connection therewith by the non-prevailing party. The Arbitrators shall have the authority to resolve any dispute under this Agreement that is submitted to them, including, without limitation the right to determine (a) whether any party is in breach of any of its obligations under this Agreement, (b) whether such breach has resulted in damage to another party to this Agreement, (c) the amount of money necessary to compensate such damage, and (d) any equitable relief appropriate under the circumstances. The Arbitrators shall render their written decision in respect of the controversy at issue within 90 days after the date on which a notice demanding arbitration is first given. The determination of the Arbitrators as to any matter submitted to arbitration shall be conclusive and binding upon the parties hereto. Each party shall immediately make such changes in the conduct of such party's business or such payment of damages, as the case may be, as required by such determinations and award, if any. Judgment upon any award rendered by the Arbitrators may be entered in any court having jurisdiction over the parties and the subject matter. In the event that either party hereto shall be required to take any action to enforce any such judgment, such party shall be entitled to reimbursement for its reasonable attorneys'
fees and other reasonable expenses incurred in connection therewith by the nonprevailing party. A written transcript of the proceedings shall be prepared at the expense of the party requesting such transcript, if any, or if both parties hereto shall so request, they shall share the cost equally. Discovery in such proceedings shall be limited to the taking of depositions and document production. Unless ordered by the Arbitrators, the submission of interrogatories will not be permitted. The Arbitrators shall have the power to enforce the discovery rights and obligations set forth in this Section. The books and papers of the parties hereto, so far as they relate to matters submitted to arbitration, shall be open to the investigation of the Arbitrators. The parties hereto agree that they will cooperate in good faith in such proceedings in order to work toward the prompt resolution of the subject conflict.

      (b) In the event that a dispute to be resolved by arbitration is alleged to involve an Event of Default under
Section 7.02(a)(vi), upon application of the party alleging such Event of Default, the Arbitrators shall promptly, but in no event more that fifteen days after such application, determine what security for performance, if any, should be given by the party alleged to be in breach pending a final resolution of the dispute. Such security may consist of a deposit of money in escrow, or such other collateral or measure as the Arbitrators may determine to be appropriate security for the continued performance of the party alleging such breach and otherwise fair and reasonable under all circumstances. Such determination shall be subject to review from time to time upon application of either party. If the dispute is alleged to involve an Event of Default under
Section 7.02(a)(i) then the Buyer shall with fifteen (15) days after written notice by the Seller deposit into escrow the amount of the payments(s) alleged by Seller to be in delinquency with instructions to the escrow holder to pay so much of such amount to Seller as the Arbitrators may direct and return the remainder to Buyer.

      (c) In an arbitration proceeding conducted pursuant to this Section, the chairman of arbitral tribunal shall be a citizen of the United States who shall (i) be admitted to practice law in one of the states of the United States, (ii) shall have had at least 20 years' experience as an attorney or a judge and (iii) have expertise in the area of commercial law. Experience with respect to transactions involving the purchase and sale of commodities shall be regarded as a highly desirable, but not essential, attribute in selection of a chairman of the arbitral tribunal.

     SECTION 8.02 INTERPRETATION OF AGREEMENT.

     Any reference in this Agreement to an Article, a Section, and Appendix or an Exhibit is a reference to an article hereof,  a  section hereof, an appendix hereto or  an  exhibit hereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears. The words "hereof", "herein", "hereto", "hereunder", and the like mean and refer to this Agreement as a whole and not merely to the specific Article, Section, subsection or clause in which the respective word appears. References to agreement and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to. The captions and headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.


     SECTION 8.03 ENTIRE AGREEMENT.

      This Agreement, including the exhibits hereto, and the other agreements and documents expressly referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transaction contemplated by such agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such transactions.

     SECTION 8.04 NOTICES.

     Any notice, request, instruction or other documents to be given hereunder by any party hereto to the other party hereto shall be in writing, shall be deemed to have been duly given or delivered when (i) delivered personally, (ii) telecopied (receipt confirmed, with a copy sent by certified or
registered   mail),   (iii)  telexed  (and   the   appropriate
answerback  received,  with  a  copy  sent  by  certified   or
registered mail), or (iv) sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other overnight delivery service, to the address of the party set forth below or to such address as the party to whom notice is to be given may provide in a written notice to the other party hereto:

     (a)  To Seller:

     Hawaiian Sugar Transportation Company
     c/o C. Brewer and Company, Limited
     827 Fort Street
     Honolulu, Hawaii  96813

     Telex: 723-8972
     Telecopier: (808) 544-6182
     Telephone:  (808) 536-4461
     Attention:  President



     with copies to:

     Hawaiian Sugar Transportation Company
     c/o JMB Realty Corp.
     900 North Michigan Avenue, 20th Floor
     Chicago, Illinois  60611-1575

     Telecopier: (312) 915-2409
     Telephone:  (312) 915-2396
     Attention:  First Vice President

     (b) To Buyer:

     California and Hawaiian Sugar Company
     830 Loring Avenue
     Crockett, California  94525

     Telecopier: (510) 787-1135
     Telephone:  (510) 787-2121
     Attention:  President

     with copies to:

     California and Hawaiian Sugar Company
     830 Loring Avenue
     Crockett, California  94525

     Telecopier: (510) 787-2058
     Telephone: (510) 787-4209
     Attention: General Counsel


     SECTION 8.05      AMENDMENT.

     No amendment or waiver of any provision of this Agreement nor consent to any departure thereof by any party in any event shall be effective unless the same shall be in writing and signed by the party against which enforcement is sought and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 8.06      NO STRICT CONSTRUCTIONS.

      This Agreement has been prepared jointly by the parties hereto and shall not be strictly construed against either of such parties.

     SECTION 8.07   SUCCESSORS AND ASSIGNS.

      All of the covenants and provisions of this Agreement by or for the benefit of Seller or Buyer shall bind and inure to the benefit of their respective successors and assigns hereunder; provided, however, that no assignment of this Agreement or any portion thereof shall relieve the assigning party of any of its duties or obligations hereunder and in addition Buyer shall guarantee the performance of such assignee of its obligations hereunder. Notwithstanding the foregoing, Buyer shall not make any assignment of this Agreement or any portion thereof except in connection with a sale or transfer of the Crockett Refinery or Aiea Refinery or the borrowing of money. In addition, any such assignee shall agree in writing for the benefit of Seller to assume all of Buyer's obligations under this Agreement.

     SECTION 8.08    SEVERABILITY.

      If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or unenforceable under applicable law, such term, provision, covenant or restriction shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such term, provision, covenant or restriction were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

     SECTION 8.09     FURTHER ASSURANCES.

     Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver to the other such additional documents and take such other action, as the other may reasonably request to carry out the intent of this Agreement and the transactions contemplated hereby.

     SECTION 8.10    GOVERNING LAW.

      This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California (without reference to its conflict of law rules) as applied to agreements among California residents entered into and to be performed entirely within California.


     SECTION 8.11 COUNTERPARTS.

       This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all of which taken together shall constitute but one and the same agreement.




      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the date first above written.

     SELLER

     HAWAIIAN SUGAR TRANSPORTATION COMPANY

     By___________________________________
       Title


     BUYER

     CALIFORNIA AND HAWAIIAN SUGAR COMPANY

     By___________________________________
       President - Harold R. Somerset


                                   SCHEDULE 1

                      SAMPLE CALCULATION - FINAL NET PRICE


                         Example 1  Example 2  Example 3  Example 4   Example 5
Purchase of Hawaiian Raws                                         (See Note A)
                    Basis Price Basis Price Basis Price Basis Price Basis Price
(Supply Agr. Terms) & Volume    & Volume    & Volume    & Volume    & Volume
               Pol     97.990**   98.000**   98.010**   99.000**    99.400**
#14 Setm't Basis Price $21.00     $21.40     $21.50     $21.70      $21.75
- - --------------------------------------------------------------------------------

           Pol Premium  $0.016880   0.027500   0.027620   0.039500    0.041900
           Pol Premium  $$0.35448   $0.58850   $0.59383   $0.85715    $0.91133
Price,inc. pol premium $21.354480 $21.988500 $22.557150 $22.557150  $22.661325

#14 Price/Commercial ton  $427.09    $439.77    $441.88    $451.14     $453.23
Deduct Discount            $25.00     $25.00     $25.00     $25.00      $25.00
Price B4 Refiner's
Delivery Charge           $402.09    $414.77    $416.88     $426.14    $428.23

               Add Aiea Prem.                                            $2.00B

Refiner's Delivery Charges
Stevedoring $12.26 L/T(See Note C)
                           $10.95     $10.95     $10.95      $10.95     $10.95
Despatch                    $2.66      $2.66      $2.66      $2.66       $2.66
Dockage (See Note C)        $0.25      $0.25      $0.25      $0.25       $0.25
  Less Fine Cleaning Credit($0.44)    ($0.44)    ($0.44)    ($0.44)      $0.00
  Total Allowances - Comm. $13.42     $13.42     $13.42     $13.42      $13.61

Price per Comm. ton
- - -after Del Ch.            $388.67    $401.35    $403.46    $412.72     $416.62

     ** Excludes quality premium and/or penalties.
     Note A: All examples apply to Crockett except example 5 applies to Aiea and Aiea Quality Raw Sugar.
     Note B: Aiea Quality Raw Sugar premium
     Note C: Rate subject to change as provided in Section 5.03
     Note D: There shall be no premium or penalty for variance from Standard Quality for Raw Sugar polarizing at 99 degrees or higher except for Dextran and except for Aiea Premium.







                                   SCHEDULE 1

                         SAMPLE POL PREMIUM CALCULATIONS


POL Adj. to #14 Basis Price   Ex.  1   Ex. 2   Ex. 3   Ex. 4    Ex. 5

                       Premium POL @    POL @   POL @   POL @   POL @
                         Adj.  97.990   98.000  98.010  99.000  99.400
                        Table
Above:
96 to and incl. 97 deg  0.50   0.50000  0.50000 0.50000 0.50000 0.50000

97 to and incl. 98 deg  1.20   1.18800  1.20000 1.20000 0.20000 1.20000

Step Adj-98 deg & above 1.05   0.00000  1.05000 1.05000 1.05000 1.05000

98 to and incl. 99 deg  1.20   0.00000  0.00000 0.01200 1.20000 1.20000

99 to and incl 100 deg  0.60   0.00000  0.00000 0.00000 0.00000 0.24000
                       -------------------------------------------------
    Total Premium Adj.  4.55   1.68800  2.75000 2.76200 3.95000 4.19000


                          SCHEDULE 2



              1993 RAW SUGAR DELIVERY BY SCHEDULE


     MOKU PAHU           ARRIVE         COMMERCIAL
     VOYAGE #            CROCKETT          TONS
     ---------           --------       ----------

     145                 JUN 10         37,000

     146                 JUN 29         38,000

     147                 JUL 18         34,000

     148                 AUG 8          37,500

     149                 AUG 29         37,500

     150                 SEP 19         37,500

     151                 OCT 10         37,500

     152                 OCT 31         37,500

     153                 NOV 21         37,500

     154                 DEC 12         37,500

     155                 JAN 2          37,500


Notwithstanding anything herein to the contrary, if A&B-Hawaii, Inc., or McBryde Sugar Company, Limited, delivers Raw
Sugar to anyone other than Seller at any time during the period from the effective date of this Agreement to December
31,     1993,    the    Raw    Sugar    deliveries    scheduled    under    this
Schedule 2 shall be subject to an equitable adjustment.

                           EXHIBIT A

                 RAW SUGAR SAMPLING PROCEDURES

        Sampling of Raw Sugar cargoes delivered to the Crockett Refinery shall be accomplished using a suitably designed
mechanical      sampler.       The     sampler      may      operate      either
continuously or batchwise and may be either fully automatic or semi-automatic. The design and location of the sampler shall assure collection of a representative sample of the total Raw
Sugar    stream    passing   the   sampler.    The   sample   discharged    from
the    sampler   shall   be   emptied   into   a   suitable   collection    can.
The Raw Sugar in the collection can shall be mixed and a portion put in smaller container as described below.

        Samples    of    Raw   Sugar   shall   be   collected    whenever    Raw
Sugar is being discharged.

        In order to obtain representative samples, the entire discharge of a Raw Sugar cargo must be sampled. Furthermore, since an individual sample representing the composite of three 700,000 lb. increments is tested for polarization, it is
necessary    that   each   of   the   samples   drawn   by   the   sampler    be
representative of the individual 700,000 lb. increment. In order to accomplish this, the sample cans are to be changed after each 700,000 lbs. has been weighed over the scale.

        The   sample   collection   cans   shall   be   sealed   containers   of
a   design   that   preserves   the   integrity   of   the   sample   and   hold
between 25 and 30 pounds of Raw Sugar.

         When    Raw    Sugar    discharging    is    discontinued    for     an
overnight or weekend period, if a full increment has not been discharged, the sample collecting can containing the Raw Sugar shall be removed from the sampling mechanism, a cover affixed tightly and the sample taken to a suitably secure room for storage. When discharge is resumed, the can shall be put back in the sampling mechanism for continuing sample collection.

        At the end of the cargo discharge the last sample collected shall be considered a full 700,000 lb. increment if more than 350,000 lbs. have passed through the scale. If the quantity passed through the scale is 350,000 lbs. or less, the sample collected for this amount shall be mixed with the sample collected from the preceding full 700,000 lb. increment.

       The   sample   collecting   can's   contents   shall   be   dumped   into
a   funnel   which  has  been  placed  in  a  mixer.   The  sugar   is   to   be
pushed through the 1/4-inch screen in the funnel. The mixer is to be run for four minutes.

       After mixing, the Raw Sugar is to be tightly packed into a one-gallon size can, leaving no headspace. The neck of the can is to be wiped free of sugar crystals and the lid tightly sealed. A one gallon can for each 700,000 lb. increment is to be set aside for the preparation of a polarization sample.

        After    three    (3)    such   gallon   size    samples    have    been
accumulated,   they   are   all  to  be  dumped   into   a   funnel   which   as
been   placed   in   the   mixer.   The  sugar  is  pushed   through   the   1/4
inch   screen   in   the   funnel.   The  mixer  is   to   be   run   for   four
minutes.     This    blend   represents   2,100,000   lbs.   of    the    cargo.
This procedure is repeated for every three (3) successive 700,000 lb. samples collected.

        At   the   end   of   the   cargo   discharge,   the   last   group   of
samples collected shall be considered a full 2,100,000 lbs. if two or more 700,000 lbs. increments have been collected. If the sample collected represents less that two 700,000 lbs. increments, they will be mixed with the samples collected from the preceding 2,100,000 lbs. increment.

       After mixing, the Raw Sugar is to be tightly packed into 8 oz. size containers leaving no headspace. The neck of the container shall be wiped free of sugar crystals and the cover of the container tightly sealed. These 8 oz. size containers for each 2,100,000 lb. increment shall be distributed for polarization as follows:

     One for the New York Sugar Trade Laboratory

     One for the Buyer's Laboratory

     One for the Seller's Laboratory

     Two retained by Buyer

       In addition to the sample for polarization, an additional sample from each 700,000-lb. increment must also be taken. Thus additional samples will be used in preparing the sample for the raw sugar quality evaluation tests. The size of the additional sample depends on the weight of sugar being delivered. The following schedule may be used as a guide.

                       No. 700,000 Lb.    Amount Collected
No. Long Tons           Increments         Per Increment
- - -------------         ---------------    -----------------

650-1,100                   2-4           9  1-  Quart  Size Cont.
1,100-1,700                 3-6           7  1-  Quart  Size Cont.
1,700-3,575                 5-12          7  1-  Quart  Size Cont.
3,576-7,025                11-23          2  1-  Quart  Size Cont.
7,026-13,900               22-45          2  16- Quart  Size Cont.
13,901-25,000              44-80          2   8  Oz. Size Cont.
Over 25,000                Over 80        1   8  Oz. Size Cont.

        At    the    completion   of   the   cargo   discharge   the   following
procedure     shall     be     followed       to     prepare     the     quality
evaluation samples for testing:

     One-half of the number of samples collected for the quality evaluation tests shall be emptied into the mixer and the mixer is to be run for four minutes. Two (2) one gallon-size sample containers shall be filled from this
     mix    and   reserved.    Any   raw   sugar   remaining   in   the    mixer
     shall be discarded.

        The    above   procedure   shall   be   followed   for   the   remaining
half of the samples collected.

         The reserved four (4) gallon sample size sample containers shall be emptied into the mixer and the mixer is to
be    run    for   four   minutes.    Four   (4)   one   gallon   size    sample
containers are to be filled from this mix and the covers tightly affixed. The filled sample containers shall be distributed as follows:

     *    One for the New York Sugar Trade Laboratory

     *    One for the Buyer's Laboratory

     *    One of the Seller's Laboratory

     *    One retained by Buyer




        Each laboratory shall follow the procedures specified in Exhibit B and shall use the equipment and methods described therein for testing the whole raw sugar for moisture, color, ash and dextran and for testing affined raw sugar prepared from the whole raw sugar for grain size and color.

                           EXHIBIT B

                      METHODS OF ANALYSIS

        The   following   apparatus   are   listed   to   indicate   types    of
equipment which are suitable for the following procedures:

MOISTURE TEST

     Weighing dishes                    Cat. #08-732
     Vacuum oven                        Cat. #13-264A

GRAIN SIZE TEST

     Extraction flask, 250 ml.          Cat. #09-650 D
     Vacuum flask, 1000 ml.             Cat. #10-180 F
     Screens (or sieves)                Cat. #04-881
     Mechanical shaker                  Cat. #04-909

        The supplier for the above equipment is the Fisher Scientific Company, 52 Fadem Road, Springfield, N.J. 07081. Catalog numbers are taken from the 1991/2 catalog. Equivalent equipment may be substituted as availability and circumstances dictate.

AFFINATION PROCEDURE

       Mixer:    Kitchen-Aid    --   Model   K-5,   with   flat   beaters,   #K-
5-A-B,    manufactured    by   Kitchen-Aid,   Inc.,    2303    Pipestone    Rd.,
Benton Harbor, Michigan  49022.

         Centrifugal    Machine:     Model    K    with    8"    basket     with
draining chamber, manufactured by International Equipment Co., Needham, MA -- If 8" basket is unavailable, an 11" basket may
be   substituted.    The   inside  of  the  basket   is   to   be   faced   with
a metal screen #00 mesh 0.020" dia., 625 holes/sq. inch. Can be purchased from Ferguson Perforation & Wire Co., 140 Earnest Street, Providence, RI.


          TEST PROCEDURES -- WHOLE RAW SUGAR

I.   MOISTURE -- DETERIORATION FACTOR

        1.     Weigh   a   moisture   dish   to   plus/minus   0.0001   g.     A
metal dish with a tight fitting cover should be used.

        2.     Place   approximately   5   g.   of   a   representative   sample
into   the   dish,   cover   quickly  and  weigh   to   plus/minus   0.0001   g.
as rapidly as possible.

       3. Remove cover and place dish and cover in a vacuum oven that has been preheated to 70C. The sample should be heated for 4 hours at 70C at a minimum of 28 inches of vacuum. Air should be bled into the vacuum chamber at a rate of 100
ml./min.    The   oven   temperature   should   be   controlled   to    a    +/-
1C. The air for bleeding is to be predried by passing through a desiccant such as barium oxide or sulfuric acid.

        4.      After    four    hours,    reduce    vacuum    by    eliminating
vacuum     source    and    increasing    the    air    flow     through     the
desiccant.  Replace cover and remove sample from oven.

       5.     Place   in   a   desiccator   and  cool   to   room   temperature.
The    sample    and   dish   should   be   weighed   as   soon   as    possible
after reaching room temperature.

       6.   Immediately when cool, weigh to plus/minus 0.0001 g.

       7.     The   percent   moisture   is   calculated   by   the   following
formula:

          Weight loss    X 100 = % moisture
          -----------
          Starting Weight

       8.     The   laboratory   will   report  %  moisture   to   the   nearest
hundredth of a percent for each sample.

         9.      The    Deterioration    Factor    is    calculated    in    the
following way:

          % Moisture                 = Deterioration Factor
     -------------------------------
     100 - Settlement Polarization

II.  ASH

        1.     Weigh   a   pre-ignited   and   cooled   crucible   of   50   ml.
capacity   to   plus/minus   0.0001  g.   (A   platinum   dish   may   be   used
in the place of the crucible.)

        2.     Weigh   approximately   4   g.   of   a   representative   sample
to plus/minus 0.0001 g. in the weighed crucible.

        3.     Add   approximately   1   ml.   of   1:1   sulfuric   acid,    in
drops, to the sample until completely wetted, and heat until the sample is well carbonized. (A 275 watt Fisher infra-radiator placed about six inches above the sample is recommended for this purpose.) Approximately 20 minutes of heating under the lamp is adequate to prevent splattering when the crucible is placed in the furnace. This procedure must be performed under a laboratory hood.

       4. Transfer the carbonized sample to a furnace at 555 plus/minus 30C and heat until the carbon is burnt off. A heating period of about two hours is sufficient for this ignition.

        5.     Remove   the   crucible,   and   after   cooling   it   to   near
room    temperature,    add   approximately   0.5    ml    of    1:1    sulfuric
acid solution, in drops, in such a manner as to wet the material remaining in the crucible.

       6. Heat the crucible so that the sulfuric acid solution is evaporated without loss of liquid or solid material through splattering from the crucible. A hot plate is used for this
purpose.     This   procedure   must   be   performed   under    a    laboratory
hood.

        7.      Place    the    crucible   inside    the    furnace    at    555
plus/minus 30C and heat for two hours.

        8.    Remove   the   crucible  from  the  furnace   and   cool   it   to
room    temperature   in   a   desiccator.    Weigh   crucible   and    contents
to plus/minus 0.0001 g.

        9.   The percent ash is calculated in the following way:

          Weight of Ash         X 100 = % Ash
          --------------
          Starting Weight

       10.    The   laboratory   will  report  %  ash   for   each   sample   to
the nearest hundredth of a percent.

III. COLOR -- ICUMSA METHOD 4 (1978) (MODIFIED)

       1.     Prepare   a   25%  solids  solution  (25  g.  of   sample   +   75
ml. distilled water) of the sugar to be tested.

        2.     Filter   the   solution   through   47   mm.   Millipore   filter
apparatus using a Whatman GF/C 47 mm. glass microfibre filter. Collect the filtrate in a clean dry filter flask. (Note: The sample may require changing the filters more than once to collect all of the filtrate.)

       3.     Transfer   the   filtrate  to  a  clean  dry   150   ml.   beaker.
Adjust the pH of the filtrate to 8.5 plus/minus .1 (7.0 for Raw Sugar delivered to the Aiea Refinery) with 0.5N HCL or 0.5N NaOH.

         4.      Remove    entrained    air    under    vacuum    or    in    an
ultrasonic cleaner if necessary.

       5.     Place   the   solution   into  one   of   a   previously   matched
pair   of   1   cm.   absorption   cells.   (The   other   cell   will   contain
distilled    water    and   can   be   used   as   a   zero    reference    when
changing wavelengths.) Determine the absorbance (or-log of the transmittance) at 420 nm. and at 720 nm. Record both values.

     6.   Calculate the color of the solution as follows:

Color = (Absorbance* at 420 nm. - 2 x absorbance at 720 nm.) x  1000
       ------------------------------------------------------------
                              .2764

If    the   sample   is   too   dark   to   analyze,   further   dilution   with
distilled    water    and   possible   Ph   readjustment   will    be    needed.
In this case the calculation would be as follows:

Color   =   (Absorbance* at 420 nm. - 2 x absorbance at 720 nm.) x 1000
            ------------------------------------------------------------
            Specific gravity x Brix x cell length (cm.)
                               ----
                               100

*(- log   of    transmittance)   can   be   substituted   if   there    is    no
absorbance function on the spectrophotometer.

IV.  DEXTRAN

     Equipment and Reagents:

        (1)     Ion   exchange   resins;   Amberlite   IR-120   (H)   and    any
one of the following: Duolite A-368, Duolite A-392, Amberlite IRA-93, or Amberlite IRA-68. These resins normally are supplied wet and should be washed with at least twice their weight in distilled water, drained dry, then washed briefly with acetone for no longer than 2 minutes, the solvent being
immediately    removed,   as   before.    The   resins    are    air-dried    or
oven-dried    at    low   temperature,   approximately    30C.,    and    stored
closed container.

        (2) Acid-washed Johns Manville Supercel; Supercel (50 plus/minus 5 g.) is added to 1 liter of distilled water.
Concentrated hydrochloric acid (50 plus/minus 5 ml.) is added and the mixture stirred for 5 minutes. After filtration the
Supercel cake is washed with distilled water until the Ph of the washings equals that of the distilled water. The Supercel
is    dried    for    6   hours   at   100C.   and   stored    in    a    closed
container.

         (3)      Trichloroacetic     acid-J.T.    Baker     Reagent     #1-0414
(TCA): Trichloracetic acid (10.0 plus/minus 0.1 g.) is dissolved in distilled water and diluted to 100 ml. This reagent will keep for two weeks. (Note: This reagent attacks protein and should not be allowed to come into contact with skin. Do not pipette TCA by mouth or store it in plastics.)

         (4)    Starch-removing     enzyme:      Mycolase     enzyme,      GB
Fermentation Industries, Inc. 1 N. B'Way, Des Plaines, IL 60016. Or alpha-Amylase type X-A Fungal Crude from Aspergillus oryzae, (Catalog No. A-0273), Sigma Chemical Company, P.O. Box 14508, St. Louis, MO 63178.

        (5)     Alcohol:    Anhydrous,   200   proof,   J.T.    Baker    Reagent
#9401-1.

        (6) 25 ml. volumetric flasks, Corning NO. 5660 or equivalent. (At the end of each analysis the flasks should be washed with acid-cleaning solution, rinsed with distilled water, and dried for future use.)

        (7)     Nessler   Tubes,   Kimble   No.   45310A-100   or    equivalent.
Wash   and   dry   the   tubes  the  same  way  as   described   in   point   #6
above.

       (8)    Filtering   flasks,   1000   ml.   size,   Pyrex   No.   5340   or
equivalent.

       (9)    Burette,   50   ml.  size,  Pyrex  No.  2317   (right   hand)   or
equivalent.

       (10)   12.5   ml.   Class   A   volumetric   transfer   pipette   (custom
ordered).

     (11) Pipette filler, rubber bulb type or equivalent.

       (12)   Millipore   funnel   #XX   1004720   and   0.45   um.    Millipore
filter #HAWG 047 AO and absorbent pads.

       (13)   Vacuum    pump    with   multiple   outlet    connections    for
filtration (manifold).

       (14)   UV-visible   spectrophotometer,   two   matched   5   cm.    size
cells, and two matched 1 cm. size cells.

       (15)  Jars,   wide   mouth,  4  oz.  size,  flint   glass   with   screw
caps.

       (16)    Hot   plate   stirrer,   Corning   Producer's   Customary    Raw
Sugar     Terminal-351    or    equivalent,    and    stirring    bars.      Hot
plate    may   be   used   for   incubation   providing   a   water   bath    is
improvised.

     Procedure:

       (1)    Weigh   23.5   g.   whole   raw   sugar   sample   into   a   wide
mouth    jar,   add   35   ml.   of   distilled   water,   insert   a   magnetic
bar, cover, and place on a magnetic stirrer to dissolve.

       (2)    Add   0.05   g.   of   Mycolase   enzyme   or   alpha-Amylase   to
the   above   sample   and  incubate  at  55C.  for  one  hour,   in   an   oven
or a water bath with agitation every 15 minutes.

       (3) Following the incubation add to the sample 5 g. of Amberlite IRA-120(H) and 5 g. of one of the following:
Duolite A-368, Duolite A-392, Amberlite IRA-93, or Amberlite IRA-68 and stir for 30 minutes.

       (4)    Add   1   g.   of  acid-washed  Supercel  to  the   sample,   mix,
and filter through a Millipore absorbent pad only into a 100 ml. size Nessler tube placed inside a one liter size filtering flask. Rinse sample jar with approximately 10 ml. of distilled water, allowing the washings to go through the funnel into the Nessler tube. Follow this with two small washing of the funnel and contents, taking care not to exceed 100 ml. of total filtrate volume.

        (5) The sample and washing in the Nessler tube are diluted to the 100 ml. mark with distilled water and then 10 ml. of TCA is added. The Nessler tube is stoppered and shaken.

       (6)    Filter   the   above   through  a   0.45   um   Millipore   filter
covered with an absorbent pad into a clean Nessler tube inside a one liter size filtering flask, collecting at least 30 ml. of filtrate.

       (7)    Pipette   12.5   ml.   of   the  filtrate   into   each   of   the
two 25 ml. volumetric flasks, designating the first as the control and the second as the sample, respectively. (Note: use safety pipette filler.) Clean the pipette for the next use by rinsing it with distilled water.

        (8)     To    the   first   flask   ("the   control")   add    distilled
water   to   the   25   ml.  mark  while  swirling  the   flask,   stopper   and
shake.

       (9) To the second flask (the sample) add anhydrous 200 proof alcohol dropwise (from a 50 ml. size burette) to the 25
ml. mark while swirling the flask. Stopper and mix by inverting the flask gently three to five times.

        (10)    Let   the   sample   stand   for   60   plus/minus   2   minutes
from the time of completion of the mixing step.

       (11)   During   the  above  waiting  period  fill   two   clean   5   cm.
size matched cells with distilled water and the control respectively. After zeroing the spectrophotometer at 720 nanometers with the cell containing distilled water, read the absorbance of the control which is designated as B.

       (12)   Then   save  the  control  by  pouring  it  back   into   its   25
ml. size flask for possible future use. Clean the empty cell by rinsing it several times with distilled water and dry it by rinsing with acetone.

       (13)   At   the   expiration  time  of  the  60   minutes   period   fill
the clean 5 cm. size cell with the sample. After zeroing the spectrophotometer at 720 nm. with the cell containing distilled water read the absorbance of the sample which is designated as A. Report results as follows:

                    (A - B) x 1000

        When the absorbance of the sample exceeds 0.7 in value both the control and the sample should reread immediately in 1
cm.       size      cells      respectively.       (After      zeroing       the
spectrophotometer at 720 nm. with distilled water in a 1 cm. size cell.) Report results as follows:

                    (A - B) x 1000

        The    results   represent   dextran   content   expressed   in   milli-
absorbance units (m.a.u.)

Note:

        (1)     To   achieve   reproducible   results   this   procedure    must
be followed precisely.

         (2) Equivalent equipment and/or reagents may be substituted for those specified in this procedure only after comparability with the designated equipment and and/or reagents has been demonstrated. This applies particularly to the alcohol reagent.

V.   STARCH

     (Applies Only to Aiea Refinery Deliveries)

     Reagents and Equipment

     1.   Amylopectin,   Sigma   A   7780   or   equivalent,   from   corn
(maize).     Do   not   substitute   material   from   potato,   rice,    wheat,
or other sources.

     2.   Potassium Iodate, Reagent grade.

     3.   Potassium Iodide, Reagent grade.

     4.   Sodium hydroxide, 1.00 N. solution.

     5.   Hydrochloric acid, 1.00 N. solution.

     6.   Benzoic    acid,  saturated    solution,   prepared   from
Reagent grade material.

     7.   Phosphoric acid, 75%.

     8.   Ethanol, 95%.

        The spectrophotometer used should be capable of light transmission measurement at 560 nm. with the narrowest practical bandwidth. The instrument should be fitted with a grating, prism, or interference filter monchromator -- i.e., not colored glass or gelatin filters.

     All glassware must be clean and free from yeast spores.

     Preparation of Standard Amylopectin

       1.     Determine   the   moisture   content   of   the   amylopectin   by
drying 10 gm. overnight at 70C in a vacuum oven.

                              Wet wt.   -   Dry wt.
% moisture in amylopectin =   ------------------------    x  100%
                                      Wet wt.

Discard the dried amylopectin after determining the moisture content. For the calibration curve, use only unheated
amylopectin,    and   adjust   the   weighed   amount   for    the    calculated
moisture content.

        2. Determine how much amylopectin is needed to obtain the equivalent of 500 mg. of dry amylopectin. For example, if the moisture content were 10.5% 500 mg. dry amylopectin = 500 / (1.00 - 0.105) = 558.66 mg. (wet) amylopectin.

       3. Weigh out the equivalent of 500 mg. of amylopectin. Transfer to a 250 ml. Erlenmeyer flask with 10 ml. of ethanol, and disperse the amylopectin by swirling. Add 50 ml. of 1.00
N sodium hydroxide and a boiling chip. Heat to boiling with continuous stirring. Boil gently for 15 minutes, then allow
to   cool.    Add   50   ml.   of   1.00   N  hydrochloric   acid,   and   again
allow to cool. Transfer to a 500 ml. volumetric flask and make up to volume with saturated benzoic acid. This solution contains nominally 0.1% (1,000 ppm) of amylopectin.

         4. Prepare dilutions of freshly prepared standard amylopectin using saturated benzoic acid solution. Prepare standards of nominal 5, 10, 25, 40, and 50 ppm amylopectin. For the first three standards, use 1,000 ml. volumetric flasks, and for the other two, use 100 ml. flasks.

     Preparation of Reagents

        1.      Prepare    stock   solutions   of   potassium    iodide    (30.0
gm./l.) and potassium iodate (2.14 gm./l.).

       2. To prepare the test reagent, pipet 25 ml. of each stock solution, freshly prepared, into a 500 ml. volumetric flask. Make up to volume with distilled water. All pipetting should be done with rubber bulbs, to prevent possible contamination by saliva enzymes which might hydrolyze amylopectin in the standards or starch in the test samples.

     Analysis of Raw Sugar

     1.   Prepare a 10.0% sugar solution by weight.

       2.     Into   a   125  ml.  Erlenmeyer  flask,  add  20  ml.   of   sugar
solution,    10    ml.   of   freshly   prepared   test    reagent,    and    10
drops of 75% phosphoric acid.  Swirl to mix.

       3. Within four to five minutes after mixing, read the absorbance in a 1 cm. cell on a spectrophotometer at 560 nm. using water as a reference blank. All absorbance are to be multiplied by 1,000. If the absorbance is greater than 0.7, repeat using a raw sugar solution more dilute than 10% solids.

        4.      Correct   for   the   original   color   of   the   raw    sugar
sample by repeating step 2 above, but substituting distilled water for the test reagent. Measure the absorbance at 560 nm. and subtract this figure from that obtained in step 3 above.

        5. Repeat steps 2 and 3 using the five amylopectin standards in place of the sugar to prepare a standard curve. Do not use a proportionality constant from the slope (ppm amylopectin per unit absorbance) as a "factor", because this does not allow a distinction to be made between interpolation and extrapolation.

        6. Determine the starch content as amylopectin of the raw sugar sample by interpolation. Multiply by 10 to correct for the solids content of the raw sugar sample solution. If the raw sugar sample was more dilute than 10 Brix, this factor of 10 should be changed to 100 / (actual Bx). Then divide by
10,000   to   convert   from   ppm   to   percent.    Report   the   result   as
Percent starch on Solids to three decimal places, i.e., to the nearest thousandth of one percent.

       7. If the starch content of the raw sugar falls beyond the standard curve, do not extrapolate. Instead, repeat the
determination   using   a   5%   raw   sugar   solution   instead   of   a   10%
solution.

     Example of Calculation

       1. From Steps 1 and 2 under "Analysis of Raw Sugar" (above), absorbance reading from 10 Brix raw sugar solution, test reagent, and phosphoric acid = 0.450. Multiply by 1,000 obtaining 450.

        2.      From    Step    4,   absorbance   reading    for    raw    sugar
solution,    water,    and    phosphoric   acid   =    0.019.     Multiply    by
1,000 obtaining 19.

       3. Subtracting, 450 -19 = 431. This figure should be used on your calibration curve to find the corresponding ppm of amylopectin. Assume the value from your curve is 25 ppm. Then

                                  (25)   (10)
     Percent Starch on Solids =   ------------- = 0.025%
                                    (10,000)

             TEST PROCEDURES -- AFFINED RAW SUGAR

I.   PREPARATION OF THE SAMPLE

       1.     Place   1000   g.   of  well-mixed  raw  sugar   in   the   mixer.
Turn the mixer on to speed #1 (low speed).

       2. Gradually add 380 ml. of 64.0 Brix granulated sugar syrup at room temperature. (A 64.0 Brix syrup made from high quality sugar syrup may be substituted for a syrup made from granulated sugar). The syrup is added slowly from a dispensing burette and must be added at a uniform rate of approximately 4-1/2 minutes.

        3.     The   raw   sugar   and   syrup   continue   to   mix   for    an
additional    one    minute.     The    total    mixing    period    is    5-1/2
minutes.

       4.     Transfer   the   entire  magma  at  once   from   the   mixer   to
the laboratory centrifugal machine.

       5. Bring the centrifuge up to 3000 rpm in 15 seconds and spin at 3000 rpm for exactly two minutes. If an 11"
basket   is   employed,   to   maintain   the   same   G   force,   bring    the
centrifuge up to 2550 rpm in 15 seconds, and spin a 2550 rpm for exactly two minutes.

       6.     Remove   the   sugar  from  the  basket  and  spread   it   on   a
clean surface in a thin layer not to exceed 1/4 inch thick.

         7. Immediately after spreading, take representative portions totaling approximately 100 g. from all areas in the spread layer and immerse in 75 ml. of anhydrous methanol contained in a 250 ml. extraction flask. This portion of the sample is to be used for the grain size test.

       8.     The   remaining   portion   of  the   spread   sample   which   is
to    be   used   for   color   is   mixed   periodically   (by   hand)   during
drying so that at the end of drying, the sample is well mixed.

       9.     If   the   sample   is   not   to  be   tested   immediately,   it
should be stored in sealed jars.

II.  GRAIN SIZE

A.   Method A

        1. The flask containing the sample previously collected for the Grain Size Test is swirled vigorously for two minutes
so    that   the   sugar   is   well   mixed   with   the   anhydrous   methanol
solvent.

        2. Drain the solvent from the flask in the manner indicated in Diagram 1. After the solvent has drained, break vacuum, shake the extraction flask and place back over the vacuum flask. Repeat two or three times.

       3.     After   draining,   return   flask   to   an   upright   position,
and    50    ml.    of    anhydrous   methanol   and   repeat    swirling    and
draining procedure.

        4.      Repeat   swirling   and   draining   procedure   twice,    using
a    50    ml.    portion    of   sugar-saturated   99.7    isopropyl    alcohol
each time.  (Caution: Do not use near an open flame.)

        5.      Spread   drained   sugar   on   absorbent   filter   paper   and
allow to air dry. No lumping or caking should occur on drying. Soft conglomerates, if any, should be broken by gentle hand pressure. If lumping is observed after drying, discard the sample. Begin again, starting with the affination procedure.

       Whenever   a   solvent   is   used   for   testing,   the   test   should
be    conducted   underneath   a   laboratory   hood   and   away    from    any
flame or any other heat source.

        6.     Weigh   (to   plus/minus   0.1   g)   the   entire   amount    of
affined    raw    sugar    which   has   been   washed    with    solvent    and
dried.

       7. Assemble the screen with a 14 mesh Tyler as the top screen, followed by the Tyler 20 and Tyler 28 mesh screens. A pan, and additional screens if necessary, are added to make up a set of screens that will fit on a mechanical shaker.

        8.      Place    the   weighed   amount   on   the   14    mesh    Tyler
screen.

       9.     Place   the   set   of   screen  on  a   mechanical   shaker   and
run for five minutes.

        10.     The   amount   of   sample   passing   through   the   28   mesh
Tyler screen is determined as follows:

Weight through 28 mesh screen x 100 = % Through 28 mesh Tyler Screen
- - ------------------------------
Starting weight.

        11.    The   laboratory   shall   report   the   %   through   the    28
mesh Tyler screen to the nearest percent.

B.   Method B (Alternative Method)

        1. The flask containing the sample previously collected for the grain size test is swirled vigorously for two minutes
so    that    the   sugar   is   ell   mixed   with   the   anhydrous   methanol
solvent.

        2. Drain the solvent from the flask in the manner indicated in Diagram 1. If a pump is used to provide the vacuum source, it must be rated explosion proof such as a
Sargent-Welch       dual-seal      No.      1405-W-01       or       equivalent.
Additionally, the pump must be vented outside of the laboratory environment, for example to a laboratory fume hood.
After the solvent has drained, break vacuum, shake the extraction flask and place back over the vacuum flask. Repeat two or three times.

        3.      Repeat    the    above   swirling   and    draining    procedure
twice,   beginning   each   methanol   wash   by   returning   the   flask    to
its upright position and adding 50 ml. of anhydrous methanol.

        4.      Repeat   the   swirling   and   draining   procedure    for    a
fourth and final time again by adding 50 ml. of anhydrous methanol. Extreme care must be taken to ensure that the sugar is sufficiently dried by the vacuum. This is accomplished by draining the solvent and subjecting the sugar to the vacuum for a longer period of time than the previous washes. The sequence of breaking the vacuum, shaking the flask and placing
back    over    the   vacuum   flask   should   be   repeated   a   number    of
times    during    this    last    drying    step.     If    the    sugar     is
sufficiently   dried   the   majority   of   crystals   will   not   adhere   to
the sides of the flask or can be dislodged with a minimum of shaking or tapping. The average length of time to complete
this    fourth    anhydrous    methanol   wash    should    be    40    to    50
minutes.

        5.      Spread   drained   sugar   on   absorbent   filter   paper   and
allow to air dry. No lumping or caking should occur on drying. Soft conglomerates, if any, should be broken be gentle hand pressure. If lumping is observed after drying, discard the sample, begin again, starting with the affination procedure.

       Whenever   a   solvent   is   used   for   testing,   the   test   should
be    conducted   underneath   a   laboratory   hood   and   away    from    any
flame or any other heat source.

        6.     Weigh   (to   plus/minus   0.1   g.)   the   entire   amount   of
affined    raw    sugar    which   has   been   washed    with    solvent    and
dried.

       7. Assemble the screens with a 14 mesh Tyler as the top screen, followed by the Tyler 20 and Tyler 28 mesh screens. A pan, and additional screens if necessary, are added to make up a set of screen that will fit on a mechanical shaker.

       8.      Place    the   weighed   amount   on   the   14    mesh    Tyler
screen.

       9.     Place   the   set   of   screens  on  a  mechanical   shaker   and
run for five minutes.

        10.     The   amount   of   sample   passing   through   the   28   mesh
Tyler screen is determined as follows:

Weight through 28 meshscreen x 100 = % Through 28 mesh Tyler Screen
- - -----------------------------
        Starting Weight

        11.    The   laboratory   shall   report   the   %   through   the    28
mesh screen to the nearest percent.

III. COLOR -- ICUMSA METHOD 4 (MODIFIED)

       1.     Prepare   a   50%   solids  solution  (50  grams   of   sample   +
50 ml. distilled water) of the sugar to be tested.

        2.      Filter    the    solution   through   a   47    mm.    millipore
filter    apparatus    using    a    Whatman   GF/C    47    glass    microfibre
filter.  Collect the filtrate in a clean dry filter flask.

(Note:    The   sample   may   require   changing   the   filters   more    than
once to collect all the filtrate.)

       3.     Transfer   the   filtrate  to  a  clean  dry   150   ml.   beaker.
Adjust   the   pH   of   the   filtrate  to  8.5   plus/minus   .1   with   0.5N
Hcl or 0.5N NaOH.

       4.      Remove    entrained    air    under    vacuum    or    in    an
ultrasonic cleaner if necessary.

       5.     Place   the   solution   into  one   of   a   previously   matched
pair   of   1   cm.   absorption   cells.   (The   other   cell   will   contain
distilled water and can be used as a zero reference when changing wavelengths.) Determine the absorbance (or -log of the transmittance) at 420 nm. and at 720 nm. Record both values.

       6.   Calculate the color of the solution as follows:

Color =(Absorbance* at 420 nm. - 2 x absorbance at  720 nm.)  x  1000
      -----------------------------------------------------------
                                    .6159

If    the   sample   is   too   dark   to   analyze,   further   dilution   with
distilled    water    and   possible   pH   readjustment   will    be    needed.
In this case the calculation would be as follows:

Color = (Absorbance* at 420 nm. - 2 x absorbance at 720 nm.) x 1000
       -----------------------------------------------------------
        Specific gravity x Brix x cell length (cm.)
                           ----
                            100

*(or   -log   of   transmittance)   can  be   substituted   if   there   is   no
absorbance function on the spectrophotometer.

                           EXHIBIT C

                    PREMIUMS AND PENALTIES

         The percentage discount or premium per pound for variances from Standard Quality shall be determined pursuant to the following table. Discounts and premiums for variances from Standard Quality shall be applied separately for each specification. Fractions shall be in proportion. There shall be no premium or penalty for variance from Standard Quality for Raw Sugar polarizing at 99 or higher, except for dextran. For the purposes of determining whether Raw Sugar meets the specifications for Standard Quality and calculating the premiums and discounts hereunder, an average test result shall be used. Such average shall be determined for each quality specification separately and with respect to Raw Sugar delivered to the Crockett Refinery, shall be the average of the two nearest test results of the three laboratories, but if
the   two   are   equidistant   from  the  median,   then   the   median   shall
be used.

SPECIFICATIONS

MOISTURE
    Factor   of   Safety              For each .01 in excess of.30 deduct
                                      0.09 percent of Basis Price.
 ASH
    Ash content (Percent              For each .01 percent of ash content in
    of raw sugar)                     excess of derived maximum standard ash
                                      content, deduct 0.015 percent of
                                      Basis Price; for each .01 percent of
                                      ash content below derived  minimum
                                      standard ash content, add  0.00625
                                      percent of  Basis Price.

GRAIN SIZE
   Percent through 28  mesh           For each 1 percent above 52 percent,
   Tyler (30 mesh U.S.) sieve         deduct 0.06 percent of Basis Price.
                                      For each 1 percent below  22 percent,
                                      add 0.025 percent of  Basis Price.

COLOR - AFFINED RAW
ICUMSA Color   Units                  For each 10 units above 1500 up to
Method 4 (1978) Modified              and including 1800, deduct 0.0135
                                      percent of Basis Price. For each 10
                                      units above 1800 up to and including
                                      2100, deduct an additional 0.027 percent of Basis Price.

                                      For each 10 units above 2100 up to and
                                      including 2400, deduct an additional
                                      0.0405 percent of Basis Price. For each
                                      10 units above 2400, deduct an
                                      additional 0.0540 percent of
                                      Basis Price.

                                      For each 10 units below 800, add
                                      0.0081 percent of Basis Price.

COLOR  -  WHOLE    RAW                For each 25 units above 6000 up to
ICUMSA COLOR UNITS                    and including 7000, deduct 0.0015
METHOD 4 (1978) MODIFIED              percent of Basis Price. For each 25
                                      units above 7000 up to and including
                                      8000, deduct an additional 0.0030
                                      percent of Basis Price.  For each 25
                                      units above 8000 up to and including
                                      9000, deduct an additional 0.0045
                                      percent of Basis Price. For each 25
                                      units above 9000, deduct an additional
                                      0.0060 percent of Basis Price.
                                      For each 25 units below 3000, add
                                      0.0009 percent of Basis Price.

DEXTRAN For each 1 unit above 250 up to and including 350, deduct 0.007 percent of Basis Price.

                                      For each 1 unit above 350 up to and
                                      including 450, deduct an additional
                                      0.009 percent of Basis Price.

                                      For each 1 unit above 450 up to and
                                      including 550, deduct an additional
                                      0.011 percent of Basis Price.

                                      For each 1 unit above 550, deduct an
                                      additional 0.013 percent of Basis Price.

                           EXHIBIT D
                    STANDARD QUALITY RANGE

FACTOR                                  STANDARD QUALITY RANGE
- - -------                                 ----------------------

MOISTURE
Factor of Safety

(High number indicates low quality)         Not exceeding 0.30

ASH

Ash      Content..............Maximum and minimum standard ash content is
(percent of                   derived by multiplying percent non-sucrose
raw sugar)                    solids by the factor listed below which
                              corresponds to the final polarization of the cargo.

                                   MAXIMUM        MINIMUM

     Up to and including 98.0      .25            .17
     Over 98.0 up to and
       including 98.2              .26            .18
     Over 98.2 up to and
       including 98.4              .27            .19
     Over 98.4 up to and
       including 98.6              .28            .20
     Over 98.6 up to and
       including 98.8              .29            .21
     Over 98.8 up to but not
       including 99.0              .30            .22

GRAIN SIZE

Percent through 28 mesh Tyler (30 mesh U.S.) sieve.

(High number indicates low quality).....Between 52 and 22

COLOR-AFFINED RAW

ICUMSA Color Units Method 4 (1978) Modified

(High number indicates low quality).....Between 800 and 1500

COLOR-WHOLE RAW

ICUMSA Color Units Method 4 (1978)

(High number indicates low quality)......Between 3000 and 6000

DEXTRAN.............................Not Exceeding 250 M.A.U.

        For    the   purposes   of   determining   whether   Raw   Sugar   meets
the foregoing specifications for Standard Quality, an average test result shall be used. Such average shall be determined for each quality specification separately and shall be the average of the two nearest test results of the three laboratories, but if the two are equidistant from the median, then the median shall be used.

                           EXHIBIT E

                         CASH ADVANCES
                   (and Security Agreement)


        1. Definitions. In addition to the terms defined elsewhere in this Exhibit E or the Agreement of which it is a part (the "Sugar Agreement"), the following terms have the meanings indicated for the purposes hereof:

        "Acceptable   Inventory"   means   Raw   Sugar   in   good   order   and
sound    condition    produced    from    sugar    cane    grown    in    Hawaii
which:

             (a)    has   been   acquired   by   Borrower   from   patrons    of
     Borrower pursuant to Standard Sugar Marketing Contracts;

            (b)    has   been   acquired   by   Borrower,   in   the   case   of
     the first request for an Advance, since June 3, 1993;

             (c) is owned by Borrower free and clear of al security interest, liens, encumbrances, and rights of others, except for "Permitted Liens" (as that term is hereinafter defined), if any;

             (d)     is    not    covered   by   a   negotiable   document    of
     title    unless   such   document   has   been   delivered    to    Lender;
     and

            (e)    is   held   by   Borrower  as  inventory   (as   defined   in
     the    UCC)    at    the    Hawaii   Storage   Facilities    or    is    in
     transit to Lender's refinery in Crockett, California.

        "Advance    Basis   Price"   means   the   simple   average    of    the
daily Settlement Prices for the No. 14 Contract, for the Nearest Fixtures Month, for each day of the Test Period ending
immediately     before    the    date    of    such    Advance,     less     the
applicable Price Discount.

        "Availability   Period"   means   the   period   commencing    on    the
date   of   this   Agreement   and  ending  on  the   earlier   of   ten   years
from the date hereof, or termination of this Agreement.

        "Borrower"    means    Hawaiian   Sugar   Transport    Company,    Inc.,
an    agricultural    cooperative   organized   under   the    laws    of    the
State of Hawaii.

        "Credit   Facility"   means   the   line   of   credit   described    in
Paragraph 2.1 of this Exhibit.

        "Event    of    Debt    Default"   has   the   meaning    provided    at
Section 7.01.

       "Final   Net   Price"   means   such  price   as   defined   in   Section
3.02(b) of this Agreement.

        "Hawaii    Storage   Facilities"   mean   the   facilities    used    by
Borrower    to    store    raw    sugar,   the   locations    of    which    are
described on Schedule 1 hereto.

        "Interest Rate" means at any time the rate of interest from time to time paid by Lender for moneys borrowed for and dedicated to financing loans hereunder, or in the absence thereof, the weighted average rate of interest paid by Lender on commercial paper issued by Lender, outstanding in the immediately preceding calendar year quarter and maturing no more than six months after the date of issue or, in the event that Lender does not have commercial paper outstanding during such quarter the average rate of interest on loans obtained by
Lender and maturing not more than six months after the date of such loans during such preceding calendar quarter.

        "Lender"    means   California   and   Hawaiian   Sugar    Company,    a
California corporation.

         "Permitted Liens" means liens in favor of Lender; Producers Liens; liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without penalty; liens of carriers, warehousemen, mechanics, bailees, materialmen and landlords incurred in the ordinary course of business for sums not in default or which are being diligently contested in good faith; and liens consented to by Lender (Provided, however, that Lender may request on thirty (30) days prior written notice that thereafter waiver of producer's liens be obtained).

       "Producer's   Liens"   means  liens  in   favor   of   the   growers   of
agricultural     products    arising    pursuant    to    Hawaiian     statutes,
as now in effect or hereafter amended.

        "Reference    Rate"   means   the   "prime",   "base"   or   "reference"
rate   announced  from  time  to  time  by  Bank  of  America   NT   &   SA   at
its    principal    office   in   San   Francisco,   California    in    respect
of its ninety (90) day loans to its prime corporate borrowers, whether or not loans are actually made at such rate.

        "Test Period" means any of the following twelve periods within a calendar year. The first period in each year shall commence on January 1 and end at midnight on the Saturday preceding the last Sunday of January provided, however, that in the case of the 1993 calendar year, the first period shall commence on the date hereof and end at midnight on the Saturday preceding the last Sunday of the month in which such period commences. Each succeeding period shall commence at the end of the preceding period and continue until midnight on the Saturday preceding the last Sunday of the next succeeding calendar month; provided, however, however, that the last period in each calendar year shall commence midnight on the Saturday preceding the last Sunday in November and continue through December 31 of such year.

        "UCC"   means   the   Hawaiian   Uniform   Commercial   Code    as    in
affect from time to time.


     2.   The Credit Facility.

       2.1    The   Credit   Facility.    From   time   to   time   during   the
Availability    Period   Lender,   upon   Borrower's    request,    will    make
advances to Borrower (each an "Advance") on the tenth of each month in an amount not to exceed ninety percent (90%) of the "Advance Basis Price" for each Commercial Pound of Acceptable Inventory receipted by Borrower at the Hawaiian Storage Facilities during the immediately preceding Test Period.

        2.2     Interest.    Advances   under   the   Credit   Facility    shall
bear interest at a rate per annum equal to the Interest Rate.

        2.3 Payment of Advances Under the Credit Facility. During the Availability Period Advances and interest shall be
repaid    when    and   to   the   extent   Borrower   becomes    entitled    to
payment   on   account   of   the   sale  of  such   Acceptable   Inventory   to
Lender pursuant to the Sugar Agreement. Borrower shall repay the entire principal balance of Advances and unpaid interest under the Credit Facility on the last day of the Availability Period except to the extent that there is Acceptable Inventory
yet     undelivered    having    a    value    in    excess    of    outstanding
Advances and interest.

        More specifically, (1) Lender shall first apply the amount of Borrower's pro forma invoice under Section 3.04 of the Sugar Agreement and then pay any excess to Borrower; and
(2) Lender shall then apply the amount of the Final Net Price under Section 3.04 of the Sugar Agreement (less any payment under (1)) and then pay any excess to the Borrower. All amounts payable to Borrower to be applied pursuant to this
Section shall first be applied to accrued and unpaid interest and thereafter to reduce the amount of any outstanding Advances.

       2.4 Interest Not to Exceed Maximum. In the event that the interest due on the Advances for a month exceeds or shall be deemed to have exceeded the maximum rate allowed by law, the amount of interest which shall accrue during such month shall be reduced to the maximum amount of interest permitted by law. If the amount of interest payable in any month has been reduced or deemed to have been reduced pursuant to the first sentence of this Section 2.4, the amount of interest payable in any subsequent month or months shall be automatically increased or deemed to have been increased by an amount necessary to compensate Lender for such reduction, provided that (i) such increase or deemed increase shall not increase the rate of interest for such month or months by any
amount   which   exceeds   the   maximum   rate   of   interest   permitted   by
law,   (ii)   at   no   time   shall  the  aggregate   amount   by   which   the
interest paid for the account of Borrower has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account would have been paid had the interest not been reduced pursuant to the first sentence of this Section 2.4, and (iii) upon payment in full of the principal outstanding on the loan, any deficit arising under the first sentence of this Section 2.4 which has not been compensated under this sentence by the date of such payment in full shall be excused and no further compensation shall become due with respect to such deficit.

        2.5 Default Rate. Upon the occurrence and during the continuation of any Event of Debt Default, and without constituting a waiver of any such Event of Debt Default, advances under the Credit Facility shall at the option of Lender bear interest at a rate per annum which is one percentage point (1%) higher than the Reference Rate.

       2.6    Requests   for   Advances.     Each   request   for   an   Advance
shall be made in writing, setting forth the amount of Acceptable Inventory, the Hawaii Storage Facilities at which such Acceptable Inventory is stored and the Advance Basis Price thereof and certifying that all conditions precedent for making an Advance have been satisfied and shall be in the form of Exhibit 2.6 to this Exhibit E or in any other manner acceptable to Lender.

        2.7 Disbursements and Payments. Each disbursement by Lender and each payment by Borrower under this Agreement shall be made in the funds and at such bank as Borrower may from time to time select.

        2.8 Evidence of Indebtedness. Principal, interest and all other sums due Lender under this Agreement shall be evidenced by entries in records maintained by Lender, and, if required by Lender, by a promissory note or notes. Each payment on and any other credits with respect to principal, interest and all other sums due under this Agreement shall be evidenced by entries to records maintained by Lender. Lender will provide copies of such records to Borrower quarterly or
at    such    other    reasonable    times    as    may    be    requested    by
Borrower.

        2.9 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, payable under this Agreement shall be computed on the basis of a three hundred sixty-five (365) day year and actual days elapsed. Upon request by Borrower, Lender shall deliver not later than ten (10) days after the end of the preceding calendar quarter,
Lender's calculation of the Interest Rate for each calendar quarter. Borrower shall have the right, at its cost and expense, to audit and employ such audit procedures as are reasonably necessary to verify the accuracy of Lender's calculation of the Interest Rate.


     3.   Collateral.

       3.1    Grant   of   Security.    Borrower   hereby   grants   to   Lender
a    continuing   Security   interest   in   and   lien   upon   all   of    the
following property of Borrower, wherever located, now owned or hereafter acquired or arising (the "Collateral"):

             (a)     all   Acceptable   Inventory   and   documents   of   title
     concerning or related to such inventory; and

             (b) all proceeds, products, rents and profits of any and all of the foregoing Collateral and, to the extent not otherwise included therein, all payments under insurance (whether or not Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

         3.2 Security for Obligations. The security interest granted under this Exhibit secures repayment of credit extended pursuant to, and performance of all obligation of
Borrower in, this Exhibit, as the same may be amended, modified or supplemented from time to time, whether such obligations now exist or hereafter arise (the "Obligations").

        3.3 Inspection of Collateral. Lender may, after giving reasonable notice to Borrower and during normal business hours, inspect the Hawaii Storage Facilities which contain Collateral and may conduct or perform such tests and examinations as Lender shall determine necessary to verify the weight and quality of the inventory included in the Collateral.

        3.4 Lender Appointed Attorney-in-Fact. Subject to the limitations on Lender set forth in Section 7.2 of this Exhibit, Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, Lender or otherwise, from time to time in Lender's discretion upon the occurrence and during the continuance of an Event of Debt Default, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

             (a) to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Borrower where permitted by law;

             (b)    to   obtain   and   adjust   insurance   required   to    be
     paid to Lender pursuant to Section 6.7 hereof;

             (c) to ask, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of any of the Collateral;

             (d)    to   receive,   endorse   and   collect   any   drafts    or
     other     instruments,     documents     and     chattel     paper,      in
     connection with clauses (a) and (b) above; and

             (e) to file any claims or take any action or institute any proceedings which Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral.

     4.   Conditions to Availability of Credit.

        Lender's obligation to extend credit under this Agreement is subject to satisfaction of the following conditions and Lender's receipt of the following, each of which must be in form and substance satisfactory to Lender:

        4.1     Conditions    to    First    Advance.     Before    the    first
Advance:

             (a)     financing    statements,    notices    and    such    other
     documentations     as     Lender     may     reasonably     request      to
     perfect Lender's security interest in the Collateral;

              (b) evidence that the execution, delivery and performance by Borrower of this Agreement and the execution, delivery and performance by Borrower and any guarantor or subordinating creditor of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized; and

              (c)      evidence     that    Borrower    has     obtained     the
     insurance    coverage    required    under    Section    6.7    of     this
     Agreement.

        4.2     Conditions    to   Each   Advance.    Before    each    Advance,
including the first:

             (a) on reasonable request, evidence satisfactory to Lender that the security interest and liens to favor of Lender are valid, enforceable and prior to the rights and interest of other except Permitted Liens or those consented to in writing by Lender;

             (b)     all    representations   and   warranties    of    Borrower
     shall    be   true,   complete   and   correct   as   of   the   date    of
     such Advance; and

             (c)    the   amount   of   the   Advance,   together   with   prior
     unpaid Advances and accrued and unpaid interest, does not exceed ninety percent (90%) of the then effective "Advance Basis Price" applied to the then existing Collateral.

     5.   Representations and Warranties.

       Borrower represents and warrants (and each request for an extension of credit under this Agreement shall be deemed a representation and warranty made on the date of such request) that:

          5.1 Organization. Borrower is an agricultural cooperative duly organized and existing under the laws of the
State of Hawaii and the execution, delivery and performance of this Agreement and of any instrument or agreement required by
this    Agreement    are   within   Borrower's   powers,    have    been    duly
authorized, and are not in conflict with the terms of any charger, bylaw or other organization papers of Borrower.

         5.2 No Conflicts. The execution, delivery and performance of this agreement and of any instrument or agreement required by this Agreement are not in conflict in any material respect with any law or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected except conflicts which would not adversely affect Lender's rights and interests hereunder.

        5.3     Enforceability.    This   Agreement   is    a    legal,    valid
and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or agreement required under this Agreement, when executed and delivered, will be similarly legal, valid, binding and enforceable except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency or reorganization laws or laws and judicial decisions of general application affecting creditors rights and remedies.

       5.4    Good   Standing.    Borrower   is   duly   incorporated   and   in
good standing in the State of Hawaii.

        5.5 Compliance with Laws. Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations affecting the business of Borrower except to the extent that noncompliance would not adversely affect Lender's rights hereunder.

       5.6    Ownership   of   Collateral.    All   Collateral   is   owned   by
Borrower    free    and    clear    of    all   security    interests,    liens,
encumbrances and rights of others except for Permitted Liens.

        5.7     Location    of    Inventory.     Except    as    permitted    by
Section 6.3 of this Exhibit, all of the Acceptable Inventory is located at the Hawaii Storage Facilities or will be in transit to Lender's Crockett refinery.

         5.8 Perfected Security Interest in Collateral. The grant of a security interest herein in the Collateral pursuant to this Agreement together with steps for perfection create a valid and perfected first priority security interest in the Collateral securing the payment of the Obligations, subject only to Permitted Liens.

       5.9 No Event of Debt Default. No event has occurred and is continuing or would result from the extension of credit under this Agreement which constitutes or would constitute an Event of Debt Default or which, upon a lapse of time or notice or both, would become an Event of Default.


     6.   Covenants.

       So long as credit is available under this Agreement and until full and final payment of all of Borrower's obligations under this Agreement and any instrument or agreement required under this Agreement, Borrower shall, unless Lender waives compliance in writing:

     6.1     Notices    of   Certain   Events.    Promptly    give    written
notice to Lender of:

              (a)     all    litigation    affecting    Borrower    where    the
     amount    claimed    is    One    Million    Dollars    ($1,000,000)     or
     more;

             (b)     any   substantial   dispute   which   may   exist   between
     Borrower    and    any    governmental    regulatory    body     or     law
     enforcement authority;

            (c)    any   Event   of   Debt   Default   or   any   event   which,
     upon   a   lapse   of   time   or  notice  or   both,   would   become   an
     Event of Debt Default;

             (d)     the    occurrence   of   any   reportable    event    under
     section    4043(b)    of    ERISA   for   which   the    Pension    Benefit
     Guaranty Corporation requires thirty (30) days' notice; any action by Borrower to terminate or withdraw from an
     ERISA    Plan    or   the   filing   of   any   notice   of    intent    to
     terminate under section 4041 of ERISA; any notice of noncompliance made with respect to an ERISA Plan under
     section    4041(b)    of    ERISA;   or    the    commencement    of    any
     proceeding    with    respect   to   an   ERISA    Plan    under    section
     4042 of ERISA; and

             (e)     any   other   matter   which   has   resulted   or    might
     result    in    a    material    and   adverse   change    in    Borrower's
     financial condition or operations.

        6.2    Liens.    Not   create,   assume   or   suffer   to   exist   any
security    interest,   lien   (including   the   lien   or    an    attachment,
judgment or execution) or encumbrance, securing a charge or obligation, on or of any of the Collateral, except for Permitted Liens.

         6.3 Inventory. Borrower shall keep the Acceptable Inventory (other than Inventory in transit to Lender or Lender's designee) (i) at the Hawaii Storage Facilities or
(ii) at such other location which shall have been disclosed in writing to Lender not less than thirty (30) days prior to the date of the removal or relocation of such Inventory to such location, except that no such location may be outside of the
United States. Borrower shall, as to any Inventory which is in the possession (or otherwise under the control) of any
agent   or   bailee   of   Borrower  at  the   time   of   the   occurrence   of
and Event of Debt Default, instruct such agent or bailee to hold such Acceptable Inventory for the account of Lender.

        6.4     Sale    of   Collateral.    Not   sell,   lease   or   otherwise
dispose    of    the    Collateral,    except    to    Lender    or    otherwise
dispose of the Collateral, except to Lender or otherwise pursuant to or as permitted in the Sugar Agreement.

        6.5 Records and Reports. Borrower shall maintain at each of he Hawaii Storage Facilities accounting records of the
Advances. Upon request by Lender, Borrower shall promptly furnish to Lender from time to time copies of such records and statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

       6.6 Further Assurance. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Lender may reasonably request, in order to perfect, preserve the priority and perfection of, and otherwise to
protect,    any    security    interest   granted    or    purported    to    be
granted hereby or by this Agreement or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     6.7  Insurance.

        (a) Borrower shall, at its own expense, maintain insurance against loss or damage to the Collateral (including
liability    insurance)   in   such   amounts,   against    such    risks,    in
such    form    and    with    such   insurers,   as   shall    be    reasonably
satisfactory to Lender from time to time. The insurance coverage maintained by Lender with respect to raw sugar stored and transported by Lender currently is deemed satisfactory by
Lender and comparable coverage will be deemed satisfactory by Lender. Each policy of property damage insurance shall bear
standard    first    mortgage   endorsement   in    favor    of    Lender    and
shall provide that, upon notification by Lender to the appropriate insurer that an Event of Debt Default has occurred and is continuing, all losses shall be paid directly to
Lender. Each policy of insurance shall in addition (i) name Borrower and Lender as insured parties thereunder (without any representation or warranty by or obligation upon Lender) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Lender,
notwithstanding      any      action,      inaction      or      breach       of
representation    or    warranty    by    Borrower,     (iii)    provide    that
there shall be no recourse against Lender for payment of premiums or other amounts with respect thereto, and (iv) provide that at least ten (10) days' prior written notice of cancellation or of lapse shall be given to Lender by the
insurer.       Borrower      shall     furnish     to      Lender      insurance
certificates, in form and substance satisfactory to Lender, evidencing compliance by Borrower with the terms of this
Section 6.7, and, if so requested by Lender, shall deliver to Lender originals or duplicate copies of such policies and, as often as Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance.
Further,   Borrower   shall,   at   the  request   of   Lender   at   any   time
after an Event of Default has occurred and is continuing, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment. Marine insurance coverage shall be no less than that required by No.14 Contract.

       (b) At least thirty (30) days prior to the expiration of each insurance policy, upon written request of Lender, Borrower shall furnish Lender with evidence satisfactory to Lender of the payment of the premium and the reissuance of a policy continuing insurance in force as required by this Agreement. In the event Borrower fails to provide, maintain, keep in force or deliver and furnish to Lender policies of insurance required by this Section 6.5, Lender, upon fifteen
(15) days' prior written notice to Borrower, may procure such insurance or single interest insurance for such risks covering Lender's interest, and Borrower will pay all premiums thereof promptly upon demand by Lender, together with interest thereon at rate per annum equal to the Interest Rate, from the date of expenditure by Lender until reimbursement by Borrower.

        (c)    Each   such   policy   or   certificate   therefor   issued    by
an insurer shall to the extent obtainable contain a provision that no act or omission of Borrower which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company so as to pay the amount of any loss sustained.

        (d)     All   policies   of   insurance   required   to   be   furnished
by Borrower pursuant to this Section 6.5 shall have attached thereto the Lender's Loss Payable Endorsement or its equivalent, or a loss payable clause acceptable to Lender.

        6.8 Change in Name, Structure or Location. Borrower shall notify Lender in writing prior to any change in (a)
Borrower's name, (b) Borrower's business or legal structure, or (c) Borrower's place of business or chief executive office if Borrower has more than one place of business.


     7.   Events of Debt Default and Remedies.

        7.1 Events of Debt Default. The occurrence of any of the following "Events of Debt Default" shall terminate any obligation on the part of Lender to extend credit under this Agreement, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

              (a)      Borrower     fails    to    pay,    when     due,     any
     installment   of   interest   or   principal   or   any   other   sum   due
     under this Agreement in accordance with the terms hereof;

            (b)    any   representation   or   warranty   herein   or   in   any
     agreement, instrument or certificate executed pursuant hereto or in connection with any transaction contemplated hereby proves to have been false or misleading in any material respect when made and shall not have been corrected by Borrower within thirty (30) days after
     written        notice        to       Borrower        specifying        the
     misrepresentations;

             (c) Lender fails to have a valid and enforceable perfected security interest in or lien on the Collateral or such security interest or lien fails to be prior to the rights and interest of other except Permitted Liens;

             (d)     Borrower   fails   to   pay   its   debts   generally    as
     they come due, or files any petition, proceeding, case or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

             (e)     an    involuntary   petition    is    filed    under    any
     bankruptcy    or    similar    statute    against    Borrower,     or     a
     receiver,       trustee,       liquidator,       assignee,       custodian,
     sequestrator or other similar official is appointed to take possession of the properties of Borrower and not dismissed in sixty (60) days;

             (f) Lender, in good faith, considers any Collateral to be unsafe or in danger of misuse to the extent that
     Lender's prospect of or right to payment or performance under this Exhibit or any instrument or agreement required hereunder is materially impaired, and, within thirty (30) days after written notice to Borrower specifying Lender's reasons for so considering, Borrower has not remedied such reasons or established that such reasons are without foundation; or

             (g) any default occurs under any other obligation of Borrower to Lender under this Exhibit and is not cured within thirty (30) days after written notice to Borrower of such default.

         7.2 Remedies. Upon the occurrence and during the continuance of (i) any Event of Debt Default under Section 7.1(c),(d) or (e), or (ii) any other Event of Debt Default and an Event of Default under the Sugar Agreement, Lender shall not be obliged to make any further Advances and all Advances shall become immediately due and payable, together with interest thereon, and:

            (a)    Lender   may   decline   to   make   any   further   Advances
and    may    declare    all    Advances   immediately    due    and    payable,
together with interest thereon.

              (b)      Lender    may    exercise    in    respect     of     the
Collateral, in addition to other rights and remedies provided for herein or other wise available to it, all of the rights and remedies of a secured party against a debtor in default under the UCC (whether or not the UCC applies to the affected
Collateral) and also may (i) require Borrower to, and Borrower hereby agrees that it will at its expense and upon request of
Lender    forthwith,   assemble   all   or   part   of   the    Collateral    as
directed by Lender and make it available to Lender at a place to be designated by Lender (provided, however, that Lender acknowledges that Acceptable Inventory in the Hawaiian Storage Facilities satisfies this requirement), (ii) without notice or demand or legal process, enter upon any premises of Borrower and take possession of the Collateral, and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lender's offices for elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute commercially reasonable notification. As any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase the Collateral or any portion thereof for the account of Lender. Lender shall not be obligated to make any sale of Collateral
regardless    of   notice   of   sale   having   been   given.     Lender    may
adjourn    any    public   or   private   sale   from   time    to    time    by
announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and
place    to   which   it   was   so   adjourned.    Lender   shall   have    the
right to assign, transfer and deliver the Collateral so sold to the purchaser or purchasers at any such sale, and such purchasers shall hold the same, absolutely free from any right or claim of Borrower of whatsoever kind. To the extent permitted by law, Borrower hereby specifically waives all right of redemption, stay or appraisal what it has or may have
under   any   rule   of   law   or  statute  now  existing   or   hereafter   in
force.

        (c) Borrower agrees that any sale of the Collateral conducted by Lender in accordance with the provisions of
Section 7.2 shall be deemed to be a commercially reasonable sale under section 9504 of the UCC.

       (d) All cash proceeds received by Lender in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of Lender, be (i) held by Lender as collateral for, (ii) then or at any time thereafter applied as follows:

          First:  To the payment of the costs and
     expenses of such sale, collection or other realization, and all expenses, liabilities and advances made or incurred by Lender in connection therewith and in connection with this Agreement, in accordance with Section 8.6;

          Second: After payment or cash collat-
     eralization in full of the amounts specified in the preceding subparagraph, to the payment of the obligations; and

          Third:  After payment or cash collat-
     eralization in full of the amounts specified in the preceding subparagraphs, to the payment to or upon the order of Borrower, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, or any surplus then remaining from such cash proceeds.

If   the   sale   of   all   or  any  part  of  the  Collateral   is   made   on
credit   or   for   future   delivery,  Lender  shall   not   be   required   to
apply any portion of the sale price to the Obligations until such amount actually is received by Lender, and any Collateral so sold may be retained by Lender until the sale price is paid in full by the purchaser or purchasers thereof. Lender shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold; and, in case of any such failure, the Collateral may be sold again.

        (e)     Without   limitation,   as   an   alternative   to    exercising
any   of   the   rights   herein  conferred  upon   it,   Lender   may   proceed
by    a   suit   or   suits   at   law   or   in   equity   to   foreclose   the
security interest granted under this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

       (f)    Borrower   may   elect   by   notice   to   Lender   that   Lender
shall, in lieu of proceeding under the above provisions, take possession of the Collateral in partial satisfaction of the secured indebtedness if free of any liens other than Permitted Liens and if the Permitted Liens are senior to the security interest of Lender and are not being contested. The extent of the satisfaction would be the amount by which the final amount payable by Lender to Borrower exceeds the reasonable expenses (including attorneys fee and costs incurred in obtaining possession) of Lender in obtaining possession and effecting the storage, transportation and other actions required of
Borrower under the Sugar Agreement as conditions precedent to a right of payment by Borrower and any amounts necessary to satisfy any such Permitted Liens.

        7.3 Cure. If, notwithstanding the occurrence of any Event of Debt Default, there is no Event of Default under the
Sugar    Agreement   and   Borrower   cures   that   and   any    other    then-
existing Event of Debt Default (even though not yet matured because of lack of notice or the non-expiration of the periods
specified    on    Section    7.1),   this   Agreement    shall    resume    its
effectiveness.


     8.   Miscellaneous.

        8.1 Destruction of Borrower's Documents. Lender shall be under no obligation to return any schedules, invoices, statements, budgets, forecasts, reports or other papers delivered by Borrower and shall destroy or otherwise dispose
of    same    at    such   time   as   Lender,   in   its   discretion,    deems
appropriate.

        8.2 Lender May Perform. If Borrower fails to perform any agreement contained herein promptly after a notice from Lender demanding performance, Lender may itself perform, or
cause    performance    of,    such   agreement,    and    the    expenses    so
incurred in connection therewith shall be payable by Borrower under Section 8.8 hereof, together with interest thereon at the rate specified in Section 2.5 from the date Lender incurs
such   expense   until   the   date   Lender   is   reimbursed   therefor.    If
Lender    does   so   without   prior   demand,   the   amounts    payable    by
Borrower shall be reduced by the expenses Borrower would have avoided by performance.

        8.3 Lender's Duties. The powers conferred on Lender hereunder are solely to protect its interest in the Collateral
and   shall   not   impose   any   duty   upon   it   to   exercise   any   such
powers.    Except   for   the   safe  custody   of   any   Collateral   in   its
possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Lender shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Borrower and shall be included in the Obligations. Notwithstanding the foregoing, nothing in this Section shall release Lender from any obligations or liability under the Sugar Agreement.


                          SCHEDULE 1

                  HAWAII TERMINAL FACILITIES

                                                                  Exhibit 2.6 to
                                                                       Exhibit E

             CALIFORNIA AND HAWAIIAN SUGAR COMPANY

          1390 WILLOW PASS ROAD    CONCORD, CA  94520


                                        May 20, 1993
               C and H Sugar Co.        SAMPLE INVOICE
We debit your
Account as Follows:
FORM 0048-ACCOUNTS  RECEIVABLE                             TERMS: NET CASH

                                                       Amount

Moku Pahu V. 141

Hawaiian Sugar Delivered to Crockett

Pounds Discharged:   69411053                    34705.53  ST
Pol:                   99.275

Basis Price-Avg. #14 Sett 3/9-3/29:             21.619333
Pol Premium:
  96 - 97: 1 @.5%                                0.108097
  97 - 98: 1 @1.2%                               0.259432
  97 - 98: 1 @1.05%                              0.227003
  98 - 99: 1 @1.20%                              0.259432
  99 - 99.275 @.6%                               0.035672
                                                 ---------
Price Including Pol                             22.508969
  Less Discount                                  1.250000
Net Price                                       21.258969 cents/lb.

69,411,053 pounds @ 21.258969 cents/lb.    $14,756,073.93

Less: Delivery charges:
  Stevedoring @ $10.95/ST                    ($380,025.52)
  Despatch @ $2.66/ST                         ($92,316.70)
  Dockage @ $.25/ST                            ($8,676.38)
  Ship's Clerk                                 ($4,000.00)
Plus: Fine Cleaning Credit @ $.438/ST          $15,201.02

TOTAL DUE HSTC                             $14,286,256.35

Less:  ProForma Payment/Advances

NET DUE HSTC


CREDIT DISTRIBUTION A/C